Exhibit 4.2

EXECUTION COPY

SECOND PRIORITY COLLATERAL TRUST AGREEMENT

dated as of May 8, 2003

among

The Grantors referred to herein,

as Grantors,

and

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,

as Second Priority Corporate Trustee,

and

Jeffery T. Rose,

as Second Priority Individual Trustee

i

ii

iii

SECOND PRIORITY COLLATERAL TRUST AGREEMENT

SECOND PRIORITY COLLATERAL TRUST AGREEMENT, dated May 8, 2003 (said agreement, as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) by and among The AES Corporation, a Delaware corporation (the “Borrower”), the other Persons listed on the signature pages hereof and the Additional Grantors (the Borrower, the Persons so listed and the Additional Grantors being, collectively, the “Grantors”), Wells Fargo Bank Minnesota, National Association, a national banking corporation, not in its individual capacity but solely as corporate trustee (together with any successor corporate trustee appointed pursuant to Article VII, the “Second Priority Corporate Trustee”), and Jeffery T. Rose, an individual residing in the State of Minnesota, not in his individual capacity but solely as individual trustee (together with any successor individual trustee appointed pursuant to Article VII, the “Second Priority Individual Trustee”; and, together with the Second Priority Corporate Trustee, the “Second Priority Collateral Trustees”), the foregoing trustees being trustees for the Second Priority Secured Holders as hereinafter defined.  Certain capitalized terms used herein are defined in Article I of this Agreement.  Terms defined in the Senior Note Indenture and the Second Priority Security Agreement and not otherwise defined in Article I of this Agreement are used in this Agreement as defined in the Senior Note Indenture and the Second Priority Security Agreement.

PRELIMINARY STATEMENTS:

(1)           The Borrower entered into an Amended and Restated Credit, Reimbursement and Exchange Agreement dated as of December 12, 2002 (said agreement, as amended, amended and restated, supplemented, extended, renewed, replaced, refinanced or otherwise modified from time to time, being the “Credit Agreement”) with the subsidiary guarantors party thereto, the financial institutions party thereto (the “Credit Agreement Parties”) and Citicorp USA, Inc., as administrative agent (in such capacity, the “Agent”) and as collateral agent (in such capacity, the “Credit Agreement Collateral Agent”; and, together with the Agent, the “Agents”).

(2)           In order to induce the Credit Agreement Parties and the Agents to enter into the Credit Agreement, the Grantors granted, pursuant to the terms of (a) a Security Agreement dated as of December 12, 2002 (said agreement (including, without limitation, the schedules thereto), as amended, amended and restated, supplemented or otherwise modified from time to time, being the “First Priority Security Agreement”) made by the Grantors to Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as corporate trustee (together with any successor corporate trustee appointed pursuant to Article VII of the First Priority Collateral Trust Agreement (as hereinafter defined), the “Existing Corporate Trustee”), and Bruce L. Bisson, an individual residing in the State of Delaware, not in his individual capacity but solely as individual trustee (together with any successor individual trustee appointed pursuant to Article VII of the First Priority Collateral Trust Agreement, the “Existing Individual Trustee”; and, together with the Existing Corporate Trustee, the “Existing Collateral Trustees”), as trustees under the Collateral Trust Agreement dated as of December 12, 2002 (said agreement, as amended, amended and restated, supplemented or otherwise modified from time to time, being the “First Priority Collateral Trust Agreement”) and (b) a Charge and Assignment Over Shares dated as of December 12, 2002 (said agreement (including, without limitation, the schedules thereto), as amended, amended and restated, supplemented or otherwise modified from time to time, being the “First Priority Charge”) made by AES International Holdings II, Ltd. (the “Chargor”) to the Existing Collateral Trustees, as trustees under the First Priority Collateral Trust Agreement, a continuing first priority security interest in and to the Collateral (as hereinafter defined) to the Existing Collateral Trustees for the ratable benefit of the Lender Parties (as defined in the First Priority Collateral Trust Agreement) to secure the obligations of the Borrower and the other Obligors (as defined in the Credit Agreement) under the Credit Agreement and the Notes (as defined in the Credit Agreement) issued pursuant thereto.

(3)           The Borrower entered into an Indenture dated as of December 13, 2002 (said agreement, as amended, amended and restated, supplemented or otherwise modified from time to time, being the “Exchange Note Indenture”) with Wells Fargo Bank Minnesota, National Association (the “Exchange Note Trustee”) to exchange the Borrower’s (i) 8.75% Senior Notes due 2002 and (ii) 7.375% Remarketable or Redeemable Securities due 2013 for the 10% Senior Secured Exchange Notes due 2005 issued on December 13, 2002 (the “Exchange Notes”, and together with the Exchange Note Indenture (only to the extent relating to the Exchange Notes), the “Exchange Note Agreements”).

(4)           In order to induce the Exchange Note Trustee to enter into the Exchange Note Indenture, the Grantors agreed pursuant to the First Priority Security Agreement and the First Priority Charge, as the case may be, to grant a continuing security interest in and to the Collateral to the Existing Collateral Trustees for the ratable benefit of the holders of the Exchange Notes to secure the obligations of the Borrower under the Exchange Note Agreements.

(5)           In order to satisfy certain other obligations of the Borrower, the Grantors agreed pursuant to the First Priority Security Agreement and the First Priority Charge, as the case may be, to grant a continuing security interest in and to the Collateral to the Existing Collateral Trustees for the ratable benefit of the other First Priority Secured Holders to secure the obligations of the Borrower under the other First Priority Secured Agreements.

(6)           The Borrower entered into an Indenture dated as of May 8, 2003 (said agreement, as amended, amended and restated, supplemented or otherwise modified from time to time, being the “Senior Note Indenture”) with Wells Fargo Bank Minnesota, National Association, as indenture trustee  (the “Senior Note Trustee”) in connection with the Borrower’s issuance on May 8, 2003 of (i) 8.75% Second Priority Senior Secured Notes due 2013 and (ii) 9.00% Second Priority Senior Secured Notes due 2015 (the “Senior Notes”, and together with the Senior Note Indenture, the “Senior Note Indenture Agreements”).

(7)           In order to induce the Senior Note Trustee to enter into the Senior Note Indenture, the Grantors have agreed to grant, pursuant to the terms of (a) a Security Agreement dated as of May 8, 2003 (said agreement (including, without limitation, the schedules thereto), as amended, amended and restated, supplemented or otherwise modified from time to time, being the “Second Priority Security Agreement”) made by the Grantors (as such term is defined in the Second Priority Security Agreement) to the Second Priority Collateral Trustees, as trustees under this Agreement and (b) a Charge and Assignment Over Shares dated as of May 8, 2003 (said agreement (including, without limitation, the schedules thereto), as amended, amended and restated, supplemented and otherwise modified from time to time, being the “Second Priority Charge”) made by the Chargor to the Second Priority Collateral Trustees, as trustees under this Agreement, a continuing security interest in and to the Collateral to the Second Priority Collateral Trustees for the ratable benefit of the Senior Note Holders (as hereinafter defined) to secure the obligations of the Borrower under the Senior Note Indenture.

(8)           This Agreement and the other Second Priority Collateral Documents (as hereinafter defined) are intended to secure the other Second Priority Secured Agreements (as hereinafter defined) and the Second Priority Collateral Trustees have agreed to undertake the rights, powers, duties and responsibilities set forth in this Agreement and the other Second Priority Collateral Documents in order to effect such purpose.

NOW, THEREFORE, in consideration of the premises and in order to induce the Senior Note Trustee to enter into the Senior Note Indenture, each Grantor hereby agrees with the Second Priority Collateral Trustees for their benefit and in trust for the ratable benefit of the Second Priority Representatives (as hereinafter defined) and the Second Priority Secured Holders as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Certain Defined Terms.  The following terms shall have the following meanings as used herein (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Additional Second Priority Collateral Trust Agreement Collateral” has the meaning specified in Section 2.01.

“Affiliate” means (a) any Person that directly, or indirectly through one or more intermediaries, controls the Borrower (a “Controlling Person”), or (b) any Person (other than the Borrower or a Subsidiary) which is controlled by or is under common control with a Controlling Person or (c) as to any Person (other than the Borrower and its Subsidiaries), any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person.  As used herein, the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Applicable Agreement” means the First Priority Secured Agreements, the First Priority Collateral Documents, the Senior Note Indenture Agreements, the Second Priority Collateral Documents and the Other Indenture Debt Agreements.

“Authorized Officer” means the Chairman, the President, the Chief Executive Officer, the Chief Financial Officer, the Comptroller, any Vice President, the Secretary, Assistant Secretary, Treasurer or the Assistant Treasurer of a Person or any other officer designated as an “Authorized Officer” by the Board of Directors (or equivalent governing body) of such Person.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as amended from time to time.

“Bankruptcy Law” means any law relating to bankruptcy, insolvency, winding up, reorganization, suspension of payments, arrangement, liquidation, relief of debtors, receivership, compromise, amalgamation, assignment for the benefit of creditors or composition or readjustment of debts, or any equivalent or similar proceeding or action.

“Borrower” has the meaning specified in the recital of parties to this Agreement.

“Business Day” means a day of the year on which banks are not required or authorized by law to close in New York City or the city in which the Second Priority Corporate Trustee maintains its corporate trust office.

“Cash Equivalents” means any of the following, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens other than Liens created under the Second Priority Collateral Documents and the First Priority Collateral Documents and having a maturity of not greater than 360 days from the date of issuance thereof:  (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) insured certificates of deposit of or time deposits with any commercial bank that is a Lender Party or a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause (c) below, is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion or (c) commercial paper in an aggregate amount of no more than $5,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least “Prime–1” (or the then equivalent grade) by Moody’s Investor’s Service, Inc. or “A–1” (or the then equivalent grade) by Standard & Poor’s, a division of The McGraw–Hill Companies, Inc.  The term “Cash Equivalents” shall include any mutual fund sponsored or managed by an Affiliate of the Second Priority Corporate Trustee which mutual fund’s assets consist of “Cash Equivalents” as defined herein.

“CFC” means any entity that is a controlled foreign corporation under Section 957 of the Internal Revenue Code (or any successor provision thereto).

“Chargor” has the meaning specified in the Preliminary Statements to this Agreement.

“Controlling Collateral Trustees” means (a) at any time that the First Priority Secured Obligations are secured by any Lien under the First Priority Collateral Documents, the First Priority Collateral Trustees and (b) otherwise, the Second Priority Collateral Trustees.

“Credit Agreement” has the meaning specified in the Preliminary Statements to this Agreement.

“Credit Agreement Collateral Agent” has the meaning specified in the Preliminary Statements to this Agreement.

“Credit Agreement Parties” has the meaning specified in the Preliminary Statements to this Agreement.

“Debt” has the meaning set forth in the Senior Note Indenture.

“Defaulted Party” means the Senior Note Indenture Defaulted Party or the Other Indenture Debt Defaulted Party.

“Distribution Date” means any date on which the Second Priority Collateral Trustees shall distribute moneys from the Second Priority Collateral Account pursuant to Section 5.01.

“Eligible Debt” means any Debt permitted to be incurred by the Borrower pursuant to Section 4.07 of the Senior Note Indenture and which constitutes a First Priority Secured Obligation other than an Existing First Priority Secured Obligation.

“Eligible Debt Agreement” means any other agreement or instrument pursuant to which the Borrower has incurred Eligible Debt.

“Eligible Debt Agreement Default” means the occurrence and continuance of an event of default under the Eligible Debt Agreements, and as a result thereof, the Eligible Debt Defaulted Party has the right to declare all of the obligations of the Borrower under the Eligible Debt Agreements to be due and payable prior to the stated maturity thereof.

“Eligible Debt Defaulted Party” means the Eligible Debt Representative or the percentage of Eligible Debt Holders specified in the Eligible Debt Agreements that have the right thereunder upon the occurrence and continuance of an event of default under such Eligible Debt Agreements (without the requirement that any further time elapse) to declare all of the obligations of the Borrower under such Eligible Debt Agreements to be due and payable prior to the stated maturity thereof.

“Eligible Debt Holders” means at any time the registered holders of Eligible Debt under the Eligible Debt Agreements.

“Eligible Debt Representatives” means the representatives of the Eligible Debt Holders under the Eligible Debt Agreements.

“Equity Interest” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

“Exchange Note Agreements” has the meaning specified in the Preliminary Statements to this Agreement.

“Exchange Note Indenture” has the meaning specified in the Preliminary Statements to this Agreement.

“Exchange Notes” has the meaning specified in the Preliminary Statements to this Agreement.

“Exchange Note Trustee” has the meaning specified in the Preliminary Statements to this Agreement.

“Existing Collateral Trustees” has the meaning specified in the Preliminary Statements to this Agreement.

“Existing Corporate Trustee” has the meaning specified in the Preliminary Statements to this Agreement.

“Existing First Priority Secured Obligations” has the meaning specified in the definition of  “First Priority Secured Obligations”.

“Existing Individual Trustee” has the meaning specified in the Preliminary Statements to this Agreement.

“First Priority Agreement Default” means (a) for so long as any Existing First Priority Secured Obligations are secured by the First Priority Collateral Documents, the “Collateral Trust Agreement Default” as defined in the First Priority Collateral Trust Agreement or (b) during any time that an Eligible Debt Agreement is outstanding, an Eligible Debt Agreement Default.

“First Priority Charge” has the meaning specified in the Preliminary Statements to this Agreement.

“First Priority Collateral Documents” means the “Shared Collateral Documents” as defined in the First Priority Collateral Trust Agreement and any similar collateral documents executed in connection with the granting of security pursuant to the Eligible Debt Agreements.

“First Priority Collateral Trust Agreement” has the meaning specified in the Preliminary Statements to this Agreement.

“First Priority Collateral Trustees” means the Existing Collateral Trustees and any collateral trustee appointed pursuant to the terms of an Eligible Debt Agreement.

“First Priority Defaulted Party” means (a) for so long as any Existing First Priority Secured Obligations are secured by the First Priority Collateral Documents, the

“Defaulted Party” as defined in the First Priority Collateral Trust Agreement or (b) during any time that an Eligible Debt Agreement is outstanding, the Eligible Debt Defaulted Party.

“First Priority Representatives” means at any time, collectively, (a) the “Representatives” as defined in the First Priority Collateral Trust Agreement and (b) the Eligible Debt Representatives, as the representative for the Eligible Debt Holders under the Eligible Debt Agreements.

“First Priority Secured Agreements” means the “Secured Agreements” as defined in the First Priority Collateral Trust Agreement and the Eligible Debt Agreements.

“First Priority Secured Holders” means the “Secured Holders” as defined in the First Priority Collateral Trust Agreement and the Eligible Debt Holders.

“First Priority Secured Obligations” means (a) the “Secured Obligations” as defined in the First Priority Collateral Trust Agreement (the “Existing First Priority Secured Obligations”) and (b) any obligations, whether matured or unmatured, contingent or liquidated, of each Grantor arising out of or evidenced by the Eligible Debt Agreements, whether for principal, interest, expenses, premiums, indemnities, fees or other amounts, whether or not such obligations are due and payable at such time.

“First Priority Security Agreement” has the meaning specified in the Preliminary Statements to this Agreement.

“Governmental Approval” means any order, directive, decree, permit, concession, grant, franchise, license, consent, authorization or validation of, or filing, recording or registration of or with, any Governmental Authority pursuant to Law.

“Governmental Authority” means any federal, national, state, provincial, municipal, local, territorial or other governmental department, commission, board, bureau, agency, regulatory authority, instrumentality or judicial or administrative body, whether domestic or foreign.

“Grantors” has the meaning specified in the recitals of parties to this Agreement.

“Indemnified Event” has the meaning specified in the Section 7.05(e) of this Agreement.

“Law” means any law, statute, treaty, constitution, regulation, rule, ordinance, order or Governmental Approval, or other governmental restriction, requirement or determination, of or by any Governmental Authority.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset.  For the purposes of this Agreement, the Borrower or any of its Subsidiaries shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Material Adverse Effect” means a material adverse effect on (a) the business, consolidated results of operations, consolidated financial condition or prospects of the Borrower and its Subsidiaries, taken as a whole, (b) the ability of the Borrower and its Subsidiaries to perform their material obligations under any Second Priority Secured Agreement or (c) the rights and remedies available to any Senior Note Holder under any Senior Note Indenture Agreement.

“Moody’s” means Moody’s Investors Service, Inc.

“Non-Pledged Subsidiaries” means (a) as of the date hereof, each of the direct Subsidiaries of the Borrower or the Chargor listed on Schedule II hereto or (b) after the date hereof, in addition to the “Non-Pledged Subsidiaries” set forth on Schedule II hereto, any newly formed or acquired direct (1) Subsidiary of the Borrower whose aggregate assets have a fair market value not in excess of $1,000,000 and, together with the fair market value of the assets of all Non-Pledged Subsidiaries (other than any Subsidiary which is described in clause (2) below), does not exceed $50,000,000 or (2) Subsidiaries of the Borrower for which a grant or perfection of a Lien on such Subsidiary’s stock would require approvals and consents from foreign and domestic regulators and from lenders to, and suppliers, customers or other contractual counterparties of, such Subsidiary.

“Obligation” means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Sections 6.01(f) and 6.01(g) of the Senior Note Indenture.  Without limiting the generality of the foregoing, the Obligations of the Borrower under the Second Priority Secured Agreements and the Second Priority Collateral Documents include the obligation to pay principal, interest, commissions, charges, expenses, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by the Borrower under any Second Priority Secured Agreement or Second Priority Collateral Document.

“Other Indenture Debt” means Debt issued pursuant to any Other Indenture Debt Agreement.

“Other Indenture Debt Agreement” means any other agreement or instrument pursuant to which the Borrower has incurred Debt permitted by Section 4.07 of the Senior Note Indenture.

“Other Indenture Debt Defaulted Party” means the Other Indenture Debt Representative acting on behalf of the Second Priority Secured Holders that own or hold more than 50% of the aggregate amount of the outstanding Debt under the Other Indenture Debt Agreements at any given time.

“Other Indenture Debt Holders” means at any time the registered holders of Other Indenture Debt issued under any Other Indenture Debt Agreement.

“Other Indenture Debt Representative” means the representative of the Other Indenture Debt Holders under any Other Indenture Debt Agreement.

“Payment Information” has the meaning specified in Section 6.02(a) of this Agreement.

“Payment in Full” means (a) the payment in full in cash of (i) all principal and interest in respect of the First Priority Secured Obligations and (ii) all other valid First Priority Secured Obligations that are claimed within 30 days of the last date on which all principal and interest in respect of the First Priority Secured Obligations shall have been paid in full and (b) the termination in full of all Commitments in respect of the First Priority Secured Obligations.  “Paid in Full” shall have the correlative meaning.

“Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Pledged Subsidiaries” means a direct Subsidiary of the Borrower listed in Schedule II, Part I to the Second Priority Security Agreement or a direct Subsidiary of AES BVI II listed on Schedule 1 to the Second Priority Charge, whose Equity Interests have been pledged to the Second Priority Collateral Trustees for the benefit of the Second Priority Secured Holders by the Borrower or AES BVI II, as applicable, pursuant to the Second Priority Security Agreement or the Second Priority Charge, as applicable.

“Remedies Limitations” has the meaning set forth in Section 7(k) of the Second Priority Security Agreement.

“Required Second Priority Representative(s)” means the Second Priority Representatives acting at the direction of the Required Second Priority Secured Holders; provided, however, that amounts held at such time by the Second Priority Collateral Trustees on behalf of a Second Priority Representative and such Second Priority Representative’s Second Priority Secured Holders in an account of the Second Priority Corporate Trustee established at the request of such Second Priority Representative pursuant to Section 5.02 hereof shall be deemed to have been applied to repay the Second Priority Secured Obligations of such Second Priority Secured Holders whether or not such amount has been so applied.

“Required Second Priority Secured Holders” means Second Priority Secured Holders that own or hold more than 50% of the aggregate principal amount of the outstanding Debt under the Senior Note Indenture Agreements and the Other Indenture Debt Agreements at any given time.

“Second Priority Charge” has the meaning specified in the Preliminary Statements to this Agreement.

“Second Priority Collateral Account” has the meaning specified in Section 3.01.

“Second Priority Collateral Documents” means this Agreement, the Second Priority Security Agreement, the Second Priority Charge and each Successor Collateral Agreement.

“Second Priority Collateral Trust Agreement Default” means (a) in respect of the exercise of remedies with respect to the Account Collateral, the Additional Second Priority Collateral Trust Agreement Collateral and the Securities Accounts (and all Collateral from time to time credited to the Deposit Accounts and the Securities Accounts) or the exercise of remedies under Section 15 of the Second Priority Security Agreement or Section 11 of the Second Priority Charge, an event of default described in clauses (a), (b), (d), (f) and (g) of Section 6.01 of the Senior Note Indenture or an event of default under the Other Indenture Debt Agreements of the same type as described in such clauses of Section 6.01 of the Senior Note Indenture and (b) in respect of any other exercise of rights and remedies under the Second Priority Collateral Documents, an event of default shall have occurred and be continuing under the Senior Note Indenture Agreements or any of the Other Indenture Debt Agreements, and as a result thereof, the Defaulted Party has the right to declare all of the Second Priority Indenture Obligations of the Borrower under the Second Priority Indenture Agreements or any Other Indenture Debt Agreements to be due and payable prior to the stated maturity thereof.

“Second Priority Collateral Trust Agreement Default Notice” means a written notice delivered in connection with a Second Priority Collateral Trust Agreement Default.

“Second Priority Collateral Trustees” has the meaning specified in the recital of parties to this Agreement.

“Second Priority Collateral Trustees’ Fees” means the fees and other amounts payable to the Second Priority Collateral Trustees pursuant to Sections 6.03, 6.04 and 6.05 and amounts claimed and unpaid pursuant to Section 6.06.

“Second Priority Collateral Trust Estate” means all of the right, title and interest of the Second Priority Collateral Trustees, whether now owned or hereafter acquired, in and to the Collateral.

“Second Priority Corporate Trustee” has the meaning specified in the recital of parties to this Agreement.

“Second Priority Individual Trustee” has the meaning specified in the recital of parties to this Agreement.

“Second Priority Representatives” means at any time, collectively, the Senior Note Trustee, as the representative hereunder for the Senior Note Holders and the Other Indenture Debt Representative, as the representative hereunder for the Other Indenture Debt Holders.

“Second Priority Secured Agreements” means, collectively, the Senior Note Indenture Agreements, the Other Indenture Debt Agreements and each agreement or instrument delivered by the Grantors pursuant thereto (including, without limitation, the Second Priority Collateral Documents).

“Second Priority Secured Holders” means, at any time, the Senior Note Holders and the Other Indenture Debt Holders.

“Second Priority Secured Obligations” means at any time any obligations, whether matured or unmatured, contingent or liquidated, of each Grantor arising out of or evidenced by the Second Priority Secured Agreements, whether for principal, interest, expenses, premiums, indemnities, fees or other amounts, whether or not such obligations are due and payable at such time.

“Second Priority Security Agreement” has the meaning set forth in the Preliminary Statements to this Agreement.

“Senior Note Holders” means at any time the registered holders of the Senior Notes issued under the Senior Note Indenture.

“Senior Note Indenture” has the meaning specified in the Preliminary Statements to this Agreement.

“Senior Note Indenture Agreements” has the meaning specified in the Preliminary Statements to this Agreement.

“Senior Note Indenture Defaulted Party” means the Senior Note Trustee or the percentage of Senior Note Holders specified in the Senior Note Indenture that have the right thereunder upon the occurrence and continuance of an Event of Default under the Senior Note Indenture (without the requirement that any further time elapse) to declare all of the Second Priority Secured Obligations of the Borrower under the Senior Note Indenture to be due and payable prior to the stated maturity thereof.

“Senior Note Trustee” has the meaning specified in the Preliminary Statements to this Agreement.

“Senior Notes” has the meaning specified in the Preliminary Statements to this Agreement.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

“Successor Collateral” means, with respect to each Grantor, any property and assets of such Grantor (or any of its successors and assigns) as such Grantor (or any such successor or any such assign) may, from time to time, upon notice to the Second Priority Collateral Trustees, pursuant to the Senior Note Indenture Agreements, the Other Indenture Debt Agreements, or otherwise, grant to the Second Priority Collateral Trustees as additional collateral for their benefit and in trust for the equal and ratable benefit of the Second Priority Representatives, on their behalf and on behalf of the Second Priority Secured Holders.

“Successor Collateral Agreements” means all documents creating, evidencing or relating to any of the Successor Collateral.

SECTION 1.02. Certain References.  In this Agreement, the words “hereof”, “herein” and “hereunder”, and words of similar import, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  All section, schedule and exhibit references set forth in this Agreement are, unless otherwise specified, references to such section in, or schedule or exhibit to, this Agreement.

ARTICLE II

CONFIRMATION AND CREATION OF SECURITY INTERESTS

SECTION 2.01. Second Priority Collateral Trust Estate.  Each Grantor hereby confirms that, pursuant to the terms of the Second Priority Security Agreement and the Second Priority Charge, such Grantor has pledged and assigned to the Second Priority Collateral Trustees for their benefit and in trust for the equal and ratable benefit of the Second Priority Representatives and the Second Priority Secured Holders, and has granted the Second Priority Collateral Trustees for their benefit and in trust for the equal and ratable benefit of the Second Priority Representatives and the Second Priority Secured Holders, a lien on, and security interest in, the Collateral described therein of such Grantor in order to secure the Second Priority Secured Obligations.  The Borrower, in order to secure the Second Priority Secured Obligations, hereby further pledges and assigns to the Second Priority Collateral Trustees for their benefit and in trust for the equal and ratable benefit of the Second Priority Representatives, on their behalf and on behalf of the Second Priority Secured Holders, and hereby grants to the Second Priority Collateral Trustees for their benefit and in trust for the equal and ratable benefit of the Second Priority Representatives, on their behalf and on behalf of the Second Priority Secured Holders, a lien on, and security interest in, the following (collectively, together with any Successor Collateral, the “Additional Second Priority Collateral Trust Agreement Collateral”):

(i)            the Second Priority Collateral Account established pursuant to Section 3.01(a) with the Second Priority Corporate Trustee at its offices at its corporate trust department in the State of Minnesota and is, and shall at all times remain, under the sole dominion and control of the Second Priority Corporate Trustee, all funds held therein and all certificates and instruments, if any, from time to time representing each Second Priority Collateral Account;

(ii)           all Cash Equivalents held in the Second Priority Collateral Account from time to time and all certificates and instruments, if any, from time to time representing or evidencing such Cash Equivalents;

(iii)          all notes, certificates of deposit, deposit accounts, checks and other instruments from time to time delivered to or otherwise possessed by the Second Priority Collateral Trustees for or on behalf of the Borrower in substitution for or in addition to any or all of the then existing Additional Second Priority Collateral Trust Agreement Collateral;

(iv)          all interest, income, dividends, instruments and other property and assets from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Additional Second Priority Collateral Trust Agreement Collateral referred to in clauses (i) through (iii) of this Section 2.01(a); and

(v)           all proceeds of any and all of the foregoing Additional Second Priority Collateral Trust Agreement Collateral (including, without limitation, proceeds that constitute property and assets of the types described in clauses (i) through (iv) of this Section 2.01(a)) and, to the extent not otherwise included, all (A) payments under any indemnity, warranty or guaranty payable with respect to any of the foregoing Additional Second Priority Collateral Trust Agreement Collateral and (B) cash.

SECTION 2.02. Security for Second Priority Secured Obligations.  (a) All of the right, title and interest of the Second Priority Collateral Trustees in and to the Second Priority Collateral Trust Estate secures the payment of all of the Second Priority Secured Obligations now or hereafter existing under or in respect of the Second Priority Secured Agreements and the performance of, and the compliance with, all of the covenants and conditions of this Agreement, the other Second Priority Collateral Documents and the other Second Priority Secured Agreements.  Without limiting the generality of the foregoing, the Second Priority Collateral Trust Estate secures the payment of all amounts that constitute part of the Second Priority Secured Obligations that would be owed by each Grantor to the Second Priority Collateral Trustees, any Second Priority Representative or any Second Priority Secured Holder under the Second Priority Collateral Documents or the other Second Priority Secured Agreements but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Grantor.

(b)  The Lien created by the Second Priority Security Agreement and the other Second Priority Collateral Documents shall be subordinate in all respects (including the exercise of remedies with respect to such Collateral) to the prior Lien of the First Priority Collateral Documents in existence from time to time, in accordance with Article IX hereof.

ARTICLE III

SECOND PRIORITY COLLATERAL ACCOUNT

SECTION 3.01. Second Priority Collateral Account.  (a)  Until the date that the Second Priority Collateral Trustees release all of the Collateral pursuant to Section 8.02(a), a non-interest bearing cash collateral account (the “Second Priority Collateral Account”) for the Second Priority Representatives and the Second Priority Secured Holders shall be maintained by the Second Priority Corporate Trustee at its offices at its corporate trust department in the State of Minnesota in accordance with the terms of this Agreement.  All moneys that are received by the Second Priority Collateral Trustees, upon the occurrence and during the continuance of a Second Priority Collateral Trust Agreement Default, or upon liquidation or otherwise in respect of the Collateral shall be deposited in the Second Priority Collateral Account and, thereafter, shall be held and applied by the Second Priority Corporate Trustee all in accordance with the terms of this Agreement.

(b)           The Second Priority Corporate Trustee shall, subject to the provisions of Article IV and Article VIII, from time to time (i) invest amounts on deposit in the Second Priority Collateral Account in Cash Equivalents and (ii) invest interest paid on such Cash Equivalents, and reinvest other proceeds of any such Cash Equivalents that may mature or be sold, in additional Cash Equivalents, in each case at the direction of the Grantors so long as no Second Priority Collateral Trust Agreement Default shall have occurred and be continuing and at the direction of the Required Second Priority Representative(s) if a Second Priority Collateral Trust Agreement Default shall have occurred and be continuing.  Interest and proceeds that are not invested or reinvested in Cash Equivalents as provided in the immediately preceding sentence shall be deposited and held in the Second Priority Collateral Account.  Notwithstanding the foregoing, the Second Priority Corporate Trustee shall, to the extent possible, invest any funds to be distributed on a Distribution Date in Cash Equivalents that shall mature or become liquid on or prior to such Distribution Date.  All Cash Equivalents made in respect of the Second Priority Collateral Account and all interest and income received thereon and therefrom and the net proceeds realized on the maturity or sale thereof shall be held in the Second Priority Collateral Account as part of the Second Priority Collateral Trust Estate pursuant to the terms hereof.

(c)           The Second Priority Collateral Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or regulatory authority, as are in effect from time to time.

(d)           All dividends, interest and other distributions deposited into the Second Priority Collateral Account pursuant to Section 10(b) of the Second Priority Security Agreement or Section 6.2 of the Second Priority Charge shall be released and returned to the applicable Grantor upon notice to the Second Priority Collateral Trustees from the Required Second Priority Representative(s) that the Second Priority Collateral Trust Agreement Default giving rise to such deposit has been cured or waived; provided that no Second Priority Collateral Trust Agreement Default shall have occurred and be continuing at such time.

ARTICLE IV

SECOND PRIORITY COLLATERAL TRUST AGREEMENT DEFAULTS; REMEDIES

SECTION 4.01. Second Priority Collateral Trust Agreement Default Notice.  (a) Subject to Article IX hereof, upon the occurrence and during the continuance of a Second Priority Collateral Trust Agreement Default, the Defaulted Party shall have the right to give the Second Priority Collateral Trustees a Second Priority Collateral Trust Agreement Default Notice, and if the Defaulted Party gives the Second Priority Collateral Trustees, with a copy to the Grantors, a Second Priority Collateral Trust Agreement Default Notice, stating:

(i)            the nature of the Second Priority Collateral Trust Agreement Default; and

(ii)           the action requested to be taken by the Second Priority Collateral Trustees with respect to the Collateral and the Second Priority Collateral Documents (which action may include, without limitation, the institution of any remedies provided by law or this Agreement or any other Second Priority Collateral Document),

then the Second Priority Collateral Trustees shall forthwith send a copy of the Collateral Trust Agreement Default Notice to each Second Priority Representative. The Required Second Priority Representative(s) shall provide the Second Priority Collateral Trustees with a certificate that shall state whether or not they favor the Second Priority Collateral Trustees taking such action.  If the Required Second Priority Representative(s) shall not have provided the Second Priority Collateral Trustees with such certificate within 30 Business Days of receipt of the copy of the Second Priority Collateral Trust Agreement Default Notice, the Required Second Priority Representative(s) shall be deemed to have not favored the taking of such action.  If the Required Second Priority Representative(s) shall have directed the Second Priority Collateral Trustees to commence the action set forth in the Second Priority Collateral Trust Agreement Default Notice then, subject to Section 4.01(b) and the right of the Second Priority Collateral Trustees to commence such action under the Second Priority Collateral Documents, the Second Priority Collateral Trustees shall forthwith undertake such action.  The Second Priority Collateral Trustees shall, subject to Sections 4.01(b), 4.08 and 6.06, follow the directions of the Required Second Priority Representative(s) with respect to the time, method and place of taking any action requested in a Second Priority Collateral Trust Agreement Default Notice.  Each Second Priority Collateral Trustee shall be entitled to assume conclusively that no Second Priority Collateral Trust Agreement Default has occurred and is continuing until it receives a Second Priority Collateral Trust Agreement Default Notice.

(b)           If the Second Priority Collateral Trust Agreement Default, which was the basis for the giving of a Second Priority Collateral Trust Agreement Default Notice, shall be cured or waived in accordance with the terms of the applicable Second Priority Secured Agreement, the Defaulted Party which gave such Second Priority Collateral Trust Agreement Default Notice shall promptly notify the Second Priority Collateral Trustees in writing of such cure or waiver, upon receipt of such written notice of a cure or waiver (i) such Second Priority Collateral Trust Agreement Default Notice shall be deemed withdrawn and (ii) any direction to the Second Priority Collateral Trustees to take any action in connection with such Second Priority Collateral Trust Agreement Default Notice shall be deemed immediately rescinded.  If in connection solely with such withdrawn Second Priority Collateral Trust Agreement Default Notice the Second Priority Collateral Trustees shall have been directed to take, and shall have commenced taking but shall not have completed, any action, the Second Priority Collateral Trustees shall promptly terminate any such action which they shall not also have been directed to take in connection with a Second Priority Collateral Trust Agreement Default Notice other than that withdrawn.

SECTION 4.02. Direction by Required Second Priority Representative(s).  As to any matters not expressly provided for under this Agreement or the other Second Priority Collateral Documents (including, without limitation, matters relating to enforcement and collection of the Second Priority Secured Obligations), the Second Priority Collateral Trustees shall not be required to exercise any discretion or to take any action under this Agreement or the other Second Priority Collateral Documents, or in respect of the Collateral, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) in accordance with the written instructions of the Required Second Priority Representative(s) which instructions shall reference Section 6.06 hereof.

SECTION 4.03. Right to Initiate Judicial Proceedings, Etc.  (a)  Notwithstanding any other provision of this Agreement but subject to Article IX hereof, upon the occurrence of and during the continuance of any Second Priority Collateral Trust Agreement Default and the receipt by the Second Priority Collateral Trustees of a Second Priority Collateral Trust Agreement Default Notice that has not been withdrawn pursuant to Section 4.01(b), the Second Priority Corporate Trustee, and if the Second Priority Corporate Trustee deems necessary or desirable, the Second Priority Individual Trustee, jointly or individually as the Second Priority Corporate Trustee may determine, (i) shall have the right and power to institute and maintain such suits and proceedings as it or they, as the case may be, or the Required Second Priority Representative(s) may deem appropriate to protect and enforce the rights vested in it by this Agreement and the other Second Priority Collateral Documents and (ii) may either, after entry or without entry, proceed by suit or suits at law or in equity to enforce such rights and to foreclose upon the Collateral and to dispose of, collect or otherwise realize upon, all or any portion of the Second Priority Collateral Trust Estate under the judgment or decree of a court of competent jurisdiction.

(b)           If a receiver of the Second Priority Collateral Trust Estate shall be appointed in judicial proceedings, the Second Priority Collateral Trustees may be appointed, at its discretion, as such receiver.  Notwithstanding the appointment of a receiver, the Second Priority Collateral Trustees shall be entitled to retain possession and control of all cash held by or deposited with them or their agents or co-trustees pursuant to any provision of this Agreement or any other Second Priority Collateral Document.

SECTION 4.04. Remedies Not Exclusive.  (a)  No remedy conferred upon or reserved to the Second Priority Collateral Trustees herein or in the other Second Priority Collateral Documents is intended to be a limitation exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or in the other Second Priority Collateral Documents or now or hereafter existing at law or in equity or by statute.

(b)           No delay or omission of either of the Second Priority Collateral Trustees to exercise any right, remedy or power accruing upon any Second Priority Collateral Trust Agreement Default shall impair any such right, remedy or power or shall be construed to be a waiver of any such Second Priority Collateral Trust Agreement Default or any acquiescence therein; and every right, power and remedy given by this Agreement or any other Second Priority Collateral Document to the Second Priority Collateral Trustees may be exercised from time to time and as often as may be deemed expedient by the Second Priority Collateral Trustees.

(c)           In case either of the Second Priority Collateral Trustees shall have proceeded to enforce any right, remedy or power under this Agreement or any other Second Priority Collateral Document and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to such Second Priority Collateral Trustees, then and in every such case the Grantors, the Second Priority Collateral Trustees, the Second Priority Representatives and Second Priority Secured Holders

shall, subject to any determination in such proceeding, severally be restored to their former positions and rights hereunder and under such other Second Priority Collateral Document with respect to the Second Priority Collateral Trust Estate, the Second Priority Collateral Account and in all other respects, and thereafter all rights, remedies and powers of such Second Priority Collateral Trustees shall continue as though no such proceeding had been taken.

(d)           Each Grantor expressly agrees that all rights of action and rights to assert claims upon or under this Agreement and the other Second Priority Collateral Documents may be enforced by the Second Priority Collateral Trustees without the possession of any debt instrument or the production thereof in any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Second Priority Collateral Trustees shall be brought in either of their names as Second Priority Collateral Trustees and any recovery of judgment shall be held as part of the Second Priority Collateral Trust Estate; provided that nothing in this Section 4.04(d) shall constitute a waiver of any right that the Grantors may have or may hereafter acquire to challenge the amounts outstanding under the Second Priority Secured Agreements.

SECTION 4.05. Waiver of Certain Rights.  Subject to the Remedies Limitations, each Grantor, on behalf of itself and all who may claim through or under it, including, without limitation, any and all subsequent Affiliates, creditors, vendees, assignees and lienors, expressly waives and releases, to the fullest extent permitted by law, any, every and all rights to demand or to have any marshalling of the Second Priority Collateral Trust Estate upon any enforcement of any Second Priority Collateral Document, including, without limitation, upon any sale, whether made under any power of sale herein granted or pursuant to judicial proceedings or upon any foreclosure or any enforcement of any Second Priority Collateral Document and consents and agrees that all the Second Priority Collateral Trust Estate and any such sale may be offered and sold as an entirety.

SECTION 4.06. Limitation on Second Priority Collateral Trustees’ Duties in Respect of Collateral.  Beyond the duties set forth in this Agreement, the Second Priority Collateral Trustees shall not have any duty to the Grantors or the Second Priority Representatives as to any Collateral in the Second Priority Collateral Trustees’ possession or control or in the possession or control of any agent or nominee of the Second Priority Collateral Trustees or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except that each Second Priority Collateral Trustee shall be liable for its failure to exercise ordinary care in the handling of moneys and securities and other property actually received by it.

SECTION 4.07. Limitation by Law.  All rights, remedies and powers provided by this Article IV may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Article IV are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable in whole or in part or, if the Second Priority Representatives elect that this Agreement should be recorded, registered or filed, not entitled to be recorded, registered, or filed under the provisions of any applicable law.

SECTION 4.08. Absolute Rights of Second Priority Secured Holders and Second Priority Representatives.  Notwithstanding any other provision of this Agreement or any of the other Second Priority Collateral Documents but subject to the provisions of Article IX hereof, each of the Second Priority Representatives and each of the Second Priority Secured Holders has an absolute and unconditional right to receive payment of all of the Second Priority Secured Obligations owing to such Second Priority Representative or such Second Priority Secured Holder, as the case may be, when the same becomes due and payable and at the time and place and otherwise in the manner set forth in the applicable Second Priority Secured Agreement, and the right of each such Second Priority Representative and each such Second Priority Secured Holder to institute proceedings for the enforcement of such payment on or after the date such payment becomes due and to assert its position as a secured creditor in a proceeding under the Bankruptcy Code in which any Grantor is a debtor, and the obligation of such Grantor to pay all of the Second Priority Secured Obligations owing to each of the Second Priority Representatives and each of the Second Priority Secured Holders at the time and place expressed therein, shall not be impaired or affected without the consent of such Second Priority Representative or such Second Priority Secured Holder.  In addition, subject to the provisions of Article IX hereof, the right of any Second Priority Secured Holder or any Second Priority Representative, on behalf of itself or on behalf of any such Second Priority Secured Holder, to receive payment or security from sources other than the Collateral shall not be, and is not hereby, impaired or affected in any manner.  Without limiting the generality of the foregoing provisions of this Section 4.08, no Second Priority Representative and no Second Priority Secured Holder, on behalf of itself or on behalf of any Second Priority Secured Holder, shall be obligated to share with any other Second Priority Representative or any other Second Priority Secured Holder any proceeds of any collateral, guaranty or right of setoff other than pursuant to, and to the extent expressly required under, this Agreement and the other Second Priority Secured Agreements; nor shall any Second Priority Representative’s or any Second Priority Secured Holder’s right to receive its ratable share of any amounts maintained in the Second Priority Collateral Account, if any, or any proceeds of any of the Collateral, or any part thereof, under the terms of this Agreement and the other Second Priority Collateral Documents be diminished or affected in any way by its right to receive proceeds of any other collateral or right of setoff, or payment upon a guaranty or from any other source.

ARTICLE V

APPLICATION OF PROCEEDS

SECTION 5.01. Application of Proceeds.

(a)           Subject to the provisions of Article IX hereof, if, pursuant to the exercise by the Defaulted Party of any rights and remedies set forth in any First Priority Collateral Document or Second Priority Collateral Document, any Collateral is sold or otherwise realized upon by the Controlling Collateral Trustees, (ii) the proceeds received by the Second Priority Collateral Trustees in respect of such Collateral shall be deposited in the Second Priority Collateral Account, and all moneys held by the Second Priority Corporate Trustee in the Second Priority Collateral Account shall, to the extent available for distribution, be distributed by the Second Priority Corporate Trustee on each date upon which a distribution is made (each, a “Distribution Date”) as follows:

FIRST, to the payment (in such priority as the Second Priority Corporate Trustee shall elect, but without duplication) of all reasonable legal fees and expenses and other reasonable costs or expenses or other liabilities of any kind incurred by the Second Priority Collateral Trustees as secured parties under any Second Priority Collateral Document or otherwise in connection with any Second Priority Collateral Document or this Agreement (including, without limitation, any reasonable costs or expenses or liabilities incurred in connection with the sale of any assets covered by any Second Priority Collateral Document, or in the operation or maintenance of any of the assets covered by any Second Priority Collateral Document), including the reimbursement to any Second Priority Representative of any amounts theretofore advanced by such Second Priority Representative for the payment of such fees, costs and expenses, except only for any such fees, expenses, costs or liabilities incurred by any Second Priority Collateral Trustee as a result of its gross negligence or willful misconduct in performing or failing to perform any of its duties to the parties hereto expressly set forth herein; provided, however, that nothing herein is intended to relieve the Grantors of their duties to pay such costs, fees, expenses and liabilities otherwise payable to the Second Priority Collateral Trustees from funds outside of the Second Priority Collateral Account, as required by this Agreement;

SECOND, to the Second Priority Collateral Trustees (without duplication) in an amount equal to the Second Priority Collateral Trustees’ Fees which are unpaid as of the Distribution Date and to any Second Priority Representative which has theretofore advanced or paid any such Second Priority Collateral Trustees’ Fees in an amount equal to the amount thereof so advanced or paid by such Second Priority Representative prior to such Distribution Date; provided, however, that nothing herein is intended to relieve the Grantors of their duties to pay such fees and claims from funds outside of the Second Priority Collateral Account, as required by this Agreement;

THIRD, in accordance with paragraph (b) below, with respect to any proceeds, ratably to the Second Priority Representatives on behalf of the respective Second Priority Secured Holders for application to the Second Priority Secured Obligations of such Second Priority Secured Holders, or, to be held by such Second Priority Representative (or by the Second Priority Corporate Trustee on behalf of such Second Priority Representative pursuant to Section 5.02 or otherwise) pending such application, until all such Second Priority Secured Obligations have been paid in full; and

FOURTH, any surplus remaining after the payment in full in cash of the Second Priority Secured Obligations shall, pursuant to the provisions of Section 8.02, be paid to the applicable Grantor, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

(b)           In order to determine the ratable amount to be distributed to each of the Second Priority Representatives pursuant to clause THIRD above on each Distribution Date, unless otherwise directed in writing by the Required Second Priority Representative(s), the Second Priority Corporate Trustee may rely on a certificate of an Authorized Officer of the Borrower setting forth the Second Priority Secured Obligations (identified by type and amount) outstanding under each Second Priority Secured Agreement on such Distribution Date.  The ratable portion of the aggregate amount available for distribution hereunder on any Distribution Date which shall be distributed to each Second Priority Representative on such Distribution Date shall be a fraction, (x) the numerator of which shall be the aggregate amount of Second Priority Secured Obligations of the Second Priority Secured Holders represented by such Second Priority Representative on such Distribution Date and (y) the denominator of which shall be the aggregate amount of Second Priority Secured Obligations of all the Second Priority Secured Holders represented by the Second Priority Representatives on such Distribution Date; provided, however, that, for such purposes, amounts distributable to a Second Priority Representative on a prior Distribution Date and held on behalf of such Second Priority Representative and the Second Priority Secured Holders of such Second Priority Representative pursuant to Section 5.02 of this Agreement shall be deemed to have been applied to the Second Priority Secured Obligations of the Second Priority Secured Holders represented by such Second Priority Representative, regardless of whether such application has occurred.

(c)           Any amounts to be paid to the Second Priority Representatives of the Senior Note Holders or the Other Indenture Debt Holders pursuant to clause THIRD above shall be applied by the Second Priority Collateral Trustees for the ratable benefit of the Senior Note Holders or the Other Indenture Debt Holders as follows:

FIRST, paid to the Second Priority Representatives of the Senior Note Holders and the Other Indenture Debt Holders for any amounts then owing to them under the Senior Note Indenture Agreements or the Other Indenture Debt Agreements ratably in accordance with the respective amounts then owing to such Second Priority Representatives; and

SECOND, ratably paid to the Senior Note Holders and the Other Indenture Debt Holders for any amounts then owing to them under the Senior Note Indenture Agreements and the Other Indenture Debt Agreements.

SECTION 5.02. Application of Withheld Amounts.  If on any Distribution Date any amounts on deposit to the Second Priority Collateral Account are distributable pursuant to Section 5.01 to any Second Priority Representative, and if such Second Priority Representative shall have given notice to the Second Priority Collateral Trustees on or prior to such Distribution Date that all or a portion of such proceeds which are otherwise distributable to such Second Priority Representative pursuant to Section 5.01 shall be held by the Second Priority Collateral Trustees on behalf of such Second Priority Representative for the benefit of the Second Priority Secured Holders of such Second Priority Representative, then the Second Priority Collateral Trustees shall hold such amount in a separate non-interest bearing cash collateral account of the Second Priority Corporate Trustee for the benefit of such Second Priority Representative and such Second Priority Secured Holders, until such time as such Second Priority Representative shall deliver a written request for the delivery thereof from such account to such Second Priority Representative in accordance with Section 5.01(c).  If thereafter the Second Priority Secured Obligations of the Second Priority Secured Holders represented by any such Second Priority Representative shall have been repaid in full in cash on any date, then (a) upon the written request of the Borrower certifying as to such payment in full, and (b) after delivery of such notice by the Second Priority Collateral Trustees to such Second Priority Representative, the Second Priority Collateral Trustees shall not have received a written notice of objection from such Second Priority Representative within 30 days of such Second Priority Representative’s receipt of such notice, promptly following such 30th day (or the earlier receipt by the Second Priority Collateral Trustees of the written consent of such Second Priority Representative), any amounts held on account for such Second Priority Representative pursuant to this Section 5.02 shall be again deposited by the Second Priority Collateral Trustees to the Second Priority Collateral Account and thereafter distributed as provided in Section 5.01.  If the Borrower shall have failed to deliver to the Second Priority Collateral Trustees the certificate provided for in clause (a) of the immediately preceding sentence, the Second Priority Collateral Trustees may request payment instructions from the Required Second Priority Representative(s) and the Second Priority Collateral Trustees shall not be required to make any distributions until such instructions are received.  The Second Priority Corporate Trustee shall invest amounts on deposit to any such account in such Cash Equivalents as the applicable Second Priority Representative may direct from time to time.

SECTION 5.03. Release of Amounts in Second Priority Collateral Account.  Amounts distributable to a Second Priority Representative on any Distribution Date pursuant to Section 5.01 shall be paid to such Second Priority Representative for the benefit of such Second Priority Representative and its Second Priority Secured Holders by the Second Priority Corporate Trustee (or deposited to an account for the benefit of such Second Priority Representative and its Second Priority Secured Holders pursuant to Section 5.02) upon receipt by the Second Priority Corporate Trustee of a written certificate of such Second Priority Representative setting forth appropriate payments instructions for such Second Priority Representative.  If no such notice is delivered by a Second Priority Representative within 10 Business Days thereafter, the Second Priority Corporate Trustee shall deposit amounts otherwise distributable to such Second Priority Representative to an account for the benefit of such Second Priority Representative and its Second Priority Secured Holders pursuant to Section 5.02 hereof.

SECTION 5.04. Distribution Date.  Upon the occurrence and during the continuance of a Second Priority Collateral Trust Agreement Default, any amounts on deposit in the Second Priority Collateral Account shall, at the written request of the Required Second Priority Representative(s) (with a copy to the Grantors) be distributed as provided in this Article V.

ARTICLE VI

AGREEMENTS WITH THE COLLATERAL TRUSTEES

SECTION 6.01. Delivery of Agreements.  On the date hereof, the Borrower shall deliver to the Second Priority Collateral Trustees a true and complete copy of each Second Priority Secured Agreement, including each Second Priority Collateral Document, as in effect on the date hereof.  The Borrower agrees that, promptly upon the execution thereof, the Borrower will deliver to the Second Priority Collateral Trustees a true and complete copy of any and all Second Priority Collateral Documents and other Second Priority Secured Agreements entered into subsequent to the date hereof and a true and complete copy of any and all amendments, modifications or supplements to any of the foregoing.

SECTION 6.02. Information as to Second Priority Representatives.  (a)  The Borrower agrees that it shall deliver to the Second Priority Collateral Trustees from time to time upon the request of the Second Priority Collateral Trustees a list setting forth, for each Second Priority Secured Agreement, (i) the aggregate principal amount outstanding thereunder, (ii) the accrued and unpaid interest thereunder, (iii) the accrued and unpaid fees (if any) thereunder, (iv) the names of the Second Priority Representatives and of the Second Priority Secured Holders (to the extent known to the Borrower) thereunder, and all other unpaid amounts thereunder known to the Borrower, owing to each such Second Priority Representative, for its own account and on behalf of such Second Priority Secured Holders and (v) such other information regarding the Second Priority Representatives, such Second Priority Secured Holders and the Second Priority Secured Agreements as the Second Priority Collateral Trustees may reasonably request.  In addition, the Borrower shall deliver to the Second Priority Collateral Trustees, each time a distribution from the Second Priority Collateral Trust Estate or, the Second Priority Collateral Account is to be made pursuant to the terms hereof, not later than two Business Days after receipt of a copy of the applicable distribution request delivered by the Required Second Priority Representative(s) pursuant to Section 5.04 hereof, a certificate of an Authorized Officer of the Borrower, setting forth the amounts to be distributed and the Persons to whom such distributions are to be made, including appropriate payment instructions therefor (the “Payment Information”), provided that if any distribution is directed to be made to any Second Priority Representative, if such Second Priority Representative shall have notified the Second Priority Collateral Trustees in writing that such Second Priority Representative is unable to accept such distribution, such distribution shall be made instead to an account established pursuant to Section 5.02 hereof for the benefit of such Second Priority Representative and its Second Priority Secured Holders.  The Borrower will furnish to the Second Priority Collateral Trustees, with a copy to each Second Priority Representative, on the date hereof, a list setting forth the name and address of each Second Priority Representative and each Person to whom notices must be sent under the Second Priority Secured Agreements and the Borrower agrees to furnish promptly to the Second Priority Collateral Trustees any changes or additions to such list of which the Borrower is made aware.  Unless otherwise specified herein, the Second Priority Collateral Trustees may for all purposes hereunder, rely on such information given by the Borrower unless (i) the Second Priority Collateral Trustees shall have actual knowledge of an inaccuracy or (ii) any Second Priority Representative shall provide contrary information in writing with respect to such Second Priority Representative in which case, unless such Second Priority Representative and the Borrower can reach an agreement on such issue within a period of 10 days, the Second Priority Collateral Trustees shall appoint an independent arbitrator (who shall be reasonably acceptable to the Borrower and such Second Priority Representative) to resolve the dispute (at the expense of the Borrower).  Upon the request of the Second Priority Collateral Trustees, the Senior Note Trustee and the other the Second Priority Representatives shall deliver the information provided for in this Section 6.02.

(b)           If the Borrower shall not have delivered the Payment Information to the Second Priority Collateral Trustees at least two Business Days prior to the applicable Distribution Date, the Second Priority Collateral Trustees shall request the Payment Information from the Senior Note Trustee and the other Second Priority Representatives, and if after such request the Second Priority Collateral Trustees shall not have received the Payment Information from any of the Borrower, the Senior Note Trustee or the other Second Priority Representatives, the Second Priority Collateral Trustees shall not be required to take any action under clause THIRD of Section 5.01(a) until it receives such Payment Information.

SECTION 6.03. Compensation and Expenses.  Each Grantor agrees to pay to the Second Priority Collateral Trustees and any co-trustees or successor trustees appointed hereunder, from time to time upon demand, (a) such compensation for their services hereunder and under the other Second Priority Collateral Documents and for administering the other Second Priority Collateral Trust Estate, the Second Priority Collateral Account and any account or accounts established pursuant to Section 5.02 hereof as set forth on the fee schedule attached hereto as Schedule I, as such Schedule I may be amended, supplemented or otherwise modified by the written agreement of the Grantors and the Second Priority Collateral Trustees from time to time and (b) all the reasonable fees, costs and expenses incurred by any of them (including, without limitation, the reasonable fees and disbursements of counsel) (i) arising in connection with the preparation, execution, delivery, modification and termination of this Agreement and each other Second Priority Collateral Document or the enforcement of any of the provisions hereof or thereof or (ii) incurred or required to be advanced in connection with the administration of the Second Priority Collateral Trust Estate, the Second Priority Collateral Account, any account or accounts established pursuant to Section 5.02 hereof, the sale or other disposition of Collateral pursuant to any Second Priority Collateral Document and the preservation, protection or defense of their rights under this Agreement and in and to the Collateral, the Second Priority Collateral Account, any account or accounts established pursuant to Section 5.02 hereof and the Second Priority Collateral Trust Estate.  As security for such payment, the Second Priority Collateral Trustees shall have a prior lien upon all Collateral and other property and funds held or collected by the Second Priority Collateral Trustees as part of the Second Priority Collateral Trust Estate.  Each Grantor’s obligation under this Section 6.03 shall survive the termination of this Agreement.

SECTION 6.04. Stamp and Other Similar Taxes.  Each Grantor agrees to indemnify and hold harmless the Second Priority Collateral Trustees, each Second Priority Representative and each Second Priority Secured Holder from any present or future claim for liability for any stamp or other similar tax and any penalties or interest with respect thereto, which may be assessed, levied or collected by any jurisdiction in connection with this Agreement, any Second Priority Collateral Document, the Second Priority Collateral Trust Estate, the Second Priority Collateral Account, any account or accounts established pursuant to Section 5.02 hereof or any Collateral.  The obligations of each Grantor under this Section 6.04 shall survive the termination of this Agreement.

SECTION 6.05. Filing Fees, Excise Taxes, Etc.  Each Grantor agrees to pay or to reimburse the Second Priority Collateral Trustees for any and all amounts in respect of all reasonable search, filing, recording and registration fees, taxes, excise taxes and other similar imposts which may be payable or determined to be payable in respect of the execution, delivery, performance and enforcement of this Agreement and each other Second Priority Collateral Document.  The obligations of each Grantor under this Section 6.05 shall survive the termination of this Agreement.

SECTION 6.06. Indemnification.  (a)  Each Grantor agrees to pay, indemnify, and hold harmless the Second Priority Collateral Trustees and each of the agents of either thereof from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, the costs and expenses of defending any claim against any of them) with respect to the execution, delivery, enforcement, performance and administration of this Agreement and the other Second Priority Collateral Documents unless and to the extent arising from the gross negligence or willful misconduct of such of the Second Priority Collateral Trustees or such of the agents thereof as are seeking indemnification or any failure of any Second Priority Collateral Trustee or any such agent to exercise ordinary care in the handling of moneys and securities and other property actually received by any such Second Priority Collateral Trustee or any such agent.  As security for such payment, any such Second Priority Collateral Trustee shall have a prior lien upon all Collateral and other property and funds held or collected by the Second Priority Collateral Trustees as part of the Second Priority Collateral Trust Estate.

(b)           In any suit, proceeding or action brought by the Second Priority Collateral Trustees under or with respect to any Second Priority Collateral Document or the Collateral for any amount owing thereunder, or to enforce any provisions thereof, each Grantor will save, indemnify and hold harmless the Second Priority Collateral Trustees, the Second Priority Representatives and the Second Priority Secured Holders from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction of liability whatsoever of the obligee thereunder (unless and to the extent that such expense, loss or damage is caused by the gross negligence or willful misconduct of the such Second Priority Collateral Trustees or the failure of any Second Priority Collateral Trustee to exercise ordinary care in the handling of moneys and securities and other property actually received by such Second Priority Collateral Trustee), arising out of a breach by such Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligee or its successors from such Grantor and all such obligations of such Grantor shall be and remain enforceable against and only against such Grantor and shall not be enforceable against the Second Priority Collateral Trustees, any Second Priority Representative or any Second Priority Secured Holder.  The agreements in this Section 6.06 shall survive the termination of this Agreement.

SECTION 6.07. Further Assurances.  (a)  Each Grantor agrees, from time to time, at its own expense to execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, and cause its Subsidiaries, if any, to promptly execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, financing statements and continuations thereof, notices of assignment, transfers, certificates, assurances and other instruments as may be reasonably necessary or desirable, or as any Second Priority Collateral Trustee, any Second Priority Representative, any Second Priority Secured Holder through its Second Priority Representative, may reasonably request from time to time in order (i) to carry out more effectively the purposes of this Agreement, (ii) to subject to the liens and security interests created by any of the Second Priority Collateral Documents any of the properties, rights or interests of such Grantor covered or now or hereafter intended to be covered by any of the Second Priority Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Second Priority Collateral Documents and the liens and security interests intended to be created thereby, (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm unto the Second Priority Collateral Trustees, the Second Priority

Representatives and the Second Priority Secured Holders the rights granted or now or hereafter intended to be granted to the Second Priority Collateral Trustees, the Second Priority Representatives and the Second Priority Secured Holders under any Second Priority Collateral Document or under any other instrument executed in connection with any Second Priority Collateral Document to which it is or may become a party, and (v) to enable the Second Priority Collateral Trustees to exercise and enforce their rights and remedies hereunder and under each other Second Priority Collateral Document with respect to any Collateral; provided, however, that this Section 6.07 shall not be construed to require any Grantor to grant any interest in Collateral other than pursuant to this Agreement, the Second Priority Secured Agreements or any other Second Priority Collateral Document.  Without limiting the generality of the foregoing, each Grantor will take any such action required to be taken by it pursuant to any Second Priority Collateral Document.

(b)           Each Grantor hereby authorizes the Second Priority Collateral Trustees to file one or more financing or continuation statements relative to all or any part of the Collateral, and amendments thereto to correct the name and address of such Grantor or the Second Priority Collateral Trustees or to correct the description of the “Collateral” contained in any of the Second Priority Collateral Documents to be consistent with the description of the Collateral contained in such Second Priority Collateral Document, in each case without the signature of such Grantor where permitted by law and which shall be filed by the Second Priority Collateral Trustees upon the receipt of an instruction letter from the Required Second Priority Representative(s) requesting the taking of such action and attaching the form of financing statement.  A photocopy or other reproduction of this Agreement, any other Second Priority Collateral Document or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(c)           The Grantors will furnish such information about the Collateral as the Second Priority Collateral Trustees may reasonably request from time to time.

ARTICLE VII

THE COLLATERAL TRUSTEES

SECTION 7.01. Declaration of Trust.  Each of the Second Priority Corporate Trustee and the Second Priority Individual Trustee, for itself and its successors, hereby accepts the trusts created by this Agreement upon the terms and conditions hereof, including those contained in this Article VII.  Further, each of the Second Priority Corporate Trustee and the Second Priority Individual Trustee, for itself and its successors, does hereby declare that it will hold all of the estate, right, title and interest in (a) the Second Priority Collateral Trust Estate and the Second Priority Collateral Account for the equal and ratable benefit of the Second Priority Representatives and the Second Priority Secured Holders as provided herein, and (b) each account as may be established pursuant to Section 5.02 at the request of a Second Priority Representative upon the trust herein set forth and for the benefit of such Second Priority Representative on behalf of its applicable Second Priority Secured Holders as provided herein.

SECTION 7.02. Exculpatory Provisions.  (a)  The Second Priority Collateral Trustees shall not be responsible in any manner whatsoever for the correctness of any recitals,

statements, representations or warranties contained herein or in the other Second Priority Collateral Documents, all of which are made solely by the Grantors party thereto.  The Second Priority Collateral Trustees make no representations as to the value or condition of the Second Priority Collateral Trust Estate, the Second Priority Collateral Account or any part thereof, or as to the title of the Grantors thereto or as to the security afforded by this Agreement or the other Second Priority Collateral Documents or as to the validity, execution (except its own execution), enforceability, legality or sufficiency of this Agreement, any other Second Priority Collateral Document or any Second Priority Secured Agreement, and the Second Priority Collateral Trustees shall incur no liability or responsibility in respect of any such matters.  The Second Priority Collateral Trustees shall not be responsible for insuring the Second Priority Collateral Trust Estate or for the payment of taxes, charges, assessments or liens upon the Second Priority Collateral Trust Estate or otherwise as to the maintenance of the Second Priority Collateral Trust Estate or the Second Priority Collateral Account, except that in any event that any Second Priority Collateral Trustee enters into possession of a part or all of the Second Priority Collateral Trust Estate or the Second Priority Collateral Account, such Second Priority Collateral Trustee, shall preserve the part in its possession.

(b)           The Second Priority Collateral Trustees shall not be required to ascertain or inquire as to the performance by the Grantors of any of the covenants or agreements contained herein, in any other Second Priority Collateral Document or in any Second Priority Secured Agreement.

SECTION 7.03. Delegation of Duties.  The Second Priority Collateral Trustees may execute any of the trusts or powers hereof and perform any duty hereunder either directly or by or through agents or attorneys-in-fact (which shall not include officers and employees of any Grantor or any Affiliate of any Grantor).  The Second Priority Collateral Trustees shall be entitled to rely upon advice of reasonably selected counsel and other professionals concerning all matters pertaining to such trusts, powers and duties.  The Second Priority Collateral Trustees shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact reasonably selected by them in good faith.

SECTION 7.04. Reliance by Second Priority Collateral Trustees.  (a)  Whenever in the administration of the trusts of this Agreement or, pursuant to any other Second Priority Collateral Document, the Second Priority Collateral Trustees shall deem it necessary or desirable that a matter be proved or established in connection with the taking, suffering or omitting any action hereunder by the Second Priority Collateral Trustees unless otherwise provided herein, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved or established by a certificate of an Authorized Officer of the Borrower delivered to the Second Priority Collateral Trustees and the Second Priority Representatives, and such certificate shall constitute a full warranty to the Second Priority Collateral Trustees for any action taken, suffered or omitted in reliance thereon unless (i) the Second Priority Collateral Trustees shall have actual knowledge of an inaccuracy therein or (ii) the Required Second Priority Representative(s) shall provide contrary information in writing with respect to such matter within 10 days of receipt thereof by such Required Second Priority Representative(s), in which case unless such Required Second Priority Representative(s) and the Grantors can reach agreement on such issue within a period of 10 days, the Second Priority Collateral Trustees shall appoint, at the expense of the Grantors, an independent arbitrator (who shall be reasonably acceptable to the Grantors and such Required Second Priority Representative(s)) to resolve the dispute.

(b)           The Second Priority Collateral Trustees may consult with independent counsel, independent public accountants and other experts selected by it (excluding, counsel to or any employee of any Grantor or any Affiliate of any Grantor) and any opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by them hereunder in accordance therewith unless such Second Priority Collateral Trustees have actual knowledge of a reason to question the validity or accuracy of such opinion or of any assumptions expressed therein as the basis for such opinion.  The Second Priority Collateral Trustees shall have the right at any time to seek instructions concerning the administration of the Second Priority Collateral Trust Estate or the Second Priority Collateral Account or any account established pursuant to Section 5.02 hereof from any court of competent jurisdiction.

(c)           The Second Priority Collateral Trustees may rely, and shall be fully protected in acting, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document which they reasonably believe to be genuine and to have been signed or presented by the proper party or parties or, in the case of telecopies and telexes, to have been sent by the proper party or parties.  In the absence of its gross negligence or willful misconduct, each Second Priority Collateral Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any notices, certificates or opinions furnished to such Second Priority Collateral Trustee that conform to the requirements of this Agreement or any other Second Priority Collateral Document.

SECTION 7.05. Limitations on Duties of the Trustees.  (a)  The Second Priority Collateral Trustees undertake to perform only the duties expressly set forth herein and no implied covenant or obligation shall be read into this Agreement against the Second Priority Collateral Trustees.

(b)           The Second Priority Collateral Trustees may exercise the rights and powers granted to them by this Agreement and the other Second Priority Collateral Documents, but only pursuant to the terms of this Agreement, and the Second Priority Collateral Trustees shall not be liable with respect to any action taken or omitted by them in accordance with the direction of the Required Second Priority Representative(s).

(c)           Except as herein otherwise expressly provided, the Second Priority Collateral Trustees shall not be under any obligation to take any action which is discretionary with the Second Priority Collateral Trustees under the provisions hereof or under any other Second Priority Collateral Document except upon the written request of the Required Second Priority Representative(s).  The Second Priority Collateral Trustees shall make available for inspection and copying by each Second Priority Representative each certificate or other paper furnished to the Second Priority Collateral Trustees by the Grantors, by any Second Priority Representative, or by any other Person, under or in respect of this Agreement, any other Second Priority Collateral Document or any of the Second Priority Collateral Trust Estate.

(d)           The Second Priority Collateral Trustees shall be under no obligation to exercise any of the rights or powers vested in them by this Agreement or any other Second Priority Collateral Document at the request or direction of any Second Priority Representatives pursuant to this Agreement, unless such Second Priority Representatives shall have offered to the Second Priority Collateral Trustees security or indemnity satisfactory to the Second Priority Collateral Trustees against the costs, expenses and liabilities which might be incurred by them in compliance with such request or direction.

(e)           Each Second Priority Secured Holder (other than the Senior Note Trustee and any other Second Priority Representative, in its capacity as a “representative”) shall, ratably (determined as provided below) indemnify the Second Priority Collateral Trustees, each of their respective Affiliates and the respective directors, officers, agents and employees of any of them (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees’ gross negligence or willful misconduct) (an “Indemnified Event”) that such indemnitees may suffer or incur in connection with its exercise of rights and remedies with respect to the Account Collateral and the Securities Accounts.  For purposes of this Section 7.05(e), each Second Priority Secured Holder’s ratable share shall be based on the amounts owing to each such Second Priority Secured Holder under its respective Second Priority Secured Agreement at the time the Indemnified Event arose.

(f)            The Obligations of the Second Priority Collateral Trustees hereunder are several and not joint.

SECTION 7.06. Moneys to Be Held in Trust.  All moneys received by the Corporate Trustee under or pursuant to any provision of this Agreement or any other Second Priority Collateral Document shall be segregated and held in trust for the purposes for which they were paid or are held and the Second Priority Corporate Trustee shall exercise ordinary care in the handling of any such moneys actually received by it.  The Second Priority Individual Trustee shall promptly turn over to the Second Priority Corporate Trustee any Collateral, or any part thereof, delivered to or received by the Second Priority Individual Trustee.

SECTION 7.07. Resignation and Removal of Second Priority Collateral Trustees.  (a) Each or both of the Second Priority Collateral Trustees may at any time, by giving 30 days’ prior written notice to the Grantors and the Second Priority Representatives, resign and be discharged of their responsibilities hereby created, such resignation to become effective upon the appointment of a successor trustee or trustees by the Required Second Priority Representative(s), the acceptance of such appointment by such successor trustee or trustees and, unless a Second Priority Collateral Trust Agreement Default has occurred and is continuing, the consent to the appointment of such successor trustee or trustees by the Grantors.  If a Second Priority Collateral Trust Agreement Default has occurred, the Grantors’ consent to any such resignation shall not be required.  The Second Priority Collateral Trustees shall be entitled to their fees and expenses accrued to the date of the resignation becoming effective.  Either or both of the Second Priority Collateral Trustees may be removed at any time (with or without cause) and a successor trustee or trustees appointed by the affirmative vote of the Required Second Priority Representative(s), subject to, unless a Second Priority Collateral Trust Agreement Default has occurred and is continuing, the consent of the Grantors, provided that the Second Priority Collateral Trustees or either of them shall be entitled to their fees and expenses accrued to the date of removal.  If either or both of the Second Priority Collateral Trustees resigns or is removed as provided in this Section 7.07 the consent to the appointment of a successor trustee or trustees shall not be unreasonably withheld and shall be deemed to have been given if the Grantors shall not have reasonably objected to any proposed successor trustee or trustees within five Business Days of receipt of notice of the identity thereof from the Second Priority Representatives.  If no successor trustee or trustees shall be appointed and approved within 30 days from the date of the giving of the aforesaid notice of resignation or within 30 days from the date of such vote for removal, the Second Priority Collateral Trustees, shall, or the Required Second Priority Representative(s) may, apply to any court of competent jurisdiction to appoint a successor trustee or trustees to act until such time, if any, as a successor trustee or trustees shall have been appointed as above provided.  Any successor trustee or trustees so appointed by such court shall immediately and without further act be superseded by any successor trustee or trustees approved by the Required Second Priority Representative(s) as above provided.

(b)           If at any time either or both of the Second Priority Collateral Trustees shall become incapable of acting, or if at any time a vacancy shall occur in the office of the Second Priority Collateral Trustees for any other cause, a successor trustee or trustees shall be promptly appointed by the Required Second Priority Representative(s), subject to, unless a Second Priority Collateral Trust Agreement Default has occurred and is continuing, the consent of the Grantors, which consent shall not be unreasonably withheld, and the powers, duties, authority and title of the predecessor trustee or trustees terminated and cancelled without procuring the resignation of such predecessor trustee or trustees, and without any formality (except as may be required by applicable law) other than appointment and designation of a successor trustee or trustees in writing, duly acknowledged, delivered to the predecessor trustee or trustees and the Grantors and filed for record in each public office, if any, in which this Agreement is required to be filed.

(c)           The appointment and designation referred to in Section 7.07(b) shall, after any required filing, be full evidence of the right and authority to make the same and of all the facts therein recited, and this Agreement shall vest in such successor trustee or trustees, without any further act, deed or conveyance, all of the estate and title of its predecessor, and upon such filing for record the successor trustee or trustees shall become fully vested with all the estates, properties, rights, powers, trusts, duties, authority and title of its predecessor; but such predecessor shall, nevertheless, on the written request of the Required Second Priority Representative(s), the Grantors or its successor trustee or trustees, execute and deliver an instrument transferring to such successor all the estates, properties, rights, powers, trusts, duties, authority and title of such predecessor hereunder and shall deliver all securities and moneys held by it or them to such successor trustee or trustees.  Should any deed, conveyance or other instrument in writing from the Grantors be required by any successor trustee or trustees for more fully and certainly vesting in such successor trustee or trustees the estates, properties, rights, powers, trusts, duties, authority and title vested or intended to be vested in the predecessor trustee or trustees, any and all such deeds, conveyances and other instruments in writing shall, on request of such successor trustee or trustees, be executed, acknowledged and delivered by the Grantors.

(d)           Any required filing for record of the instrument appointing a successor trustee or trustees as hereinabove provided shall be at the expense of the Grantors.  The resignation of any trustee or trustees and the instrument removing any trustee or trustees, together with all other instruments, deeds and conveyances provided for in this Article VII shall, if permitted by law, be forthwith recorded, registered and filed by and at the expense of the Grantors, wherever this Agreement is recorded, registered and filed.

SECTION 7.08. Status of Successors to Trustees.  Every successor to the Second Priority Corporate Trustee appointed pursuant to Section 7.07 shall be a bank or trust company in good standing and having power so to act, incorporated under the laws of the United States or any State thereof or the District of Columbia and having its principal corporate trust office within the State of Delaware, the State of Minnesota or another state acceptable to the Required Second Priority Representative(s), and shall also have capital, surplus and undivided profits of not less than $100,000,000, if there be such an institution with such capital, surplus and undivided profits willing, qualified and able to accept the trust upon reasonable or customary terms.  Any successor to the Second Priority Individual Trustee appointed pursuant to Section 7.07 shall be an individual residing in the State of Delaware, the State of Minnesota, the State of New York or another state of the United States acceptable to the Required Second Priority Representative(s).

SECTION 7.09. Merger of the Second Priority Corporate Trustee.  Any corporation into which the Second Priority Corporate Trustee may be merged, or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Second Priority Corporate Trustee shall be a party, shall be the Second Priority Corporate Trustee under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto.

SECTION 7.10. Powers of Second Priority Individual Trustee.  The Second Priority Individual Trustee has been joined as a party hereunder so that if, by any present or future applicable law in any jurisdiction in which it may be necessary to perform any act in the execution or enforcement of the trusts hereby created, the Second Priority Corporate Trustee may be incompetent, unqualified or unable to act as a collateral trustee, then all of the acts required to be performed in such jurisdiction, in the execution or enforcement of the trusts hereby created, shall and will be performed by the Second Priority Individual Trustee, acting alone.  Notwithstanding any other term or provision of this Agreement to the contrary, the Second Priority Corporate Trustee alone shall have and exercise the rights and powers granted herein and shall be solely charged with the performance of the duties herein declared on the part of the Second Priority Collateral Trustees to be had and exercised or to be performed without any action taken by the Second Priority Individual Trustee; provided, however, that if the Second Priority Corporate Trustee or the Required Second Priority Representative(s) deem it necessary or desirable for the Second Priority Individual Trustee to act in a particular jurisdiction, the Second Priority Individual Trustee shall have and exercise the rights and powers granted herein (but no greater powers) and shall be charged with the performance of the duties herein declared on the part of the Second Priority Collateral Trustees to be had and exercised or to be performed, but only in such particular jurisdiction.

SECTION 7.11. Additional Co-Trustees; Separate Trustees.  (a)  If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or the Second Priority Collateral Trustees shall be advised by counsel satisfactory to them that it is so necessary or prudent in the interest of the Second Priority Representatives on behalf of the Second Priority Secured Holders, or the Required Second Priority Representative(s) shall in writing so request by notice to the Second Priority Collateral Trustees and the Grantors, or the Second Priority Collateral Trustees shall deem it desirable for their own protection in the performance of their duties hereunder, or the Grantors shall in writing so request by notice to the Second Priority Collateral Trustees with the consent of the Required Second Priority Representative(s), the Second Priority Collateral Trustees and the Grantors shall execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company, or one or more persons approved by the Second Priority Collateral Trustees, the Grantors and the Second Required Priority Representative(s), either to act as co-trustee or co-trustees of all or any of the Collateral, jointly with the Second Priority Collateral Trustees originally named herein or any successor, or to act as separate trustee of any such property.  In the event the Grantors shall not have joined in the execution of such instruments and agreements within 10 days after the receipt of a written request from the Second Priority Collateral Trustees so to do, or in case a Second Priority Collateral Trust Agreement Default shall have occurred and be continuing, the Second Priority Collateral Trustees may act under the foregoing provisions of this Section 7.11 without the concurrence of the Grantors (but with the concurrence of the Required Second Priority Representative(s)), and the Grantors hereby appoint the Second Priority Collateral Trustees as their agents and attorneys to act for them under the foregoing provisions of this Section 7.11 in either of such contingencies.

(b)           Any separate trustee and any co-trustee (other than any trustee which may be appointed as successor to the Second Priority Corporate Trustee or the Second Priority Individual Trustee pursuant to Section 7.07) shall, to the extent permitted by law, be appointed and act and be such, subject to the following provisions and conditions, namely:

(i)            all rights, powers, duties and obligations conferred upon the trustees in respect of the custody, control and management of moneys, papers or securities shall be exercised solely by the Second Priority Collateral Trustees originally named herein or their successors appointed pursuant to Section 7.07;

(ii)           all rights, powers, duties and obligations conferred or imposed upon the Second Priority Collateral Trustees hereunder shall be conferred or imposed and exercised or performed by the Second Priority Collateral Trustees and such separate trustee or co-trustee, jointly, as shall be provided in the instrument appointing such separate trustee or co-trustee, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Second Priority Collateral Trustees shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or co-trustee;

(iii)          no power given hereby to, or which it is provided hereby may be exercised by, any such co-trustee or separate trustee, shall be exercised hereunder by such co-trustee or separate trustee, except jointly with, or with the consent in writing of, the Second Priority Collateral Trustees, anything herein contained to the contrary notwithstanding;

(iv)          no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(v)           the Grantors and the Second Priority Collateral Trustees, at any time, by an instrument in writing, executed by them jointly, may accept the resignation of or remove any such separate trustee, and in that case, by an instrument in writing executed by the Grantors and the Second Priority Collateral Trustees jointly, may appoint a successor (who shall be acceptable to the Required Second Priority Representative(s)) to such a separate trustee or co-trustee, as the case may be, anything herein contained to the contrary notwithstanding.  In the event that the Grantors shall not have joined in the execution of any such instrument within 10 days after the receipt of a written request from the Second Priority Collateral Trustees so to do, or in case a Second Priority Collateral Trust Agreement Default shall have occurred and be continuing, the Second Priority Collateral Trustees shall have the power to accept the resignation of or remove any such separate trustee or co-trustee and to appoint (with the consent of the Required Second Priority Representative(s)) a successor without the concurrence of the Grantors and the Grantors hereby appoint the Second Priority Collateral Trustees their agents and attorneys to act for them in such connection in either of such contingencies.  In the event that the Second Priority Collateral Trustees shall have appointed a separate trustee or co-trustee or as above provided, they may at any time, by an instrument in writing, accept the resignation of or remove any such separate trustee, the successor to any such separate trustee to be appointed by the Grantors and the Second Priority Collateral Trustees, or by the Second Priority Collateral Trustees alone, as hereinbefore provided in this Section 7.11.

SECTION 7.12. Trustees Appointed Attorneys-in-Fact.  Each Grantor hereby irrevocably constitutes and appoints the Second Priority Collateral Trustees and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full power and authority in the name of such Grantor or their own name and in the place and stead of such Grantor and in the name of such Grantor, from time to time at the direction of the Required Second Priority Representative(s), to take any action and to execute any instrument which the same may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to such Grantor representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same in accordance with the terms of the Second Priority Collateral Documents.  Each Grantor acknowledges and agrees that the foregoing power of attorney is coupled with an interest and may not be revoked or modified except with the consent of the Second Priority Collateral Trustees or as otherwise provided herein.

SECTION 7.13. Ordinary Care.  The Second Priority Collateral Trustees shall be deemed to have exercised ordinary care in the custody and preservation of the Collateral in their possession if the Collateral is accorded treatment substantially equal to that which the Second Priority Collateral Trustees accord their own property, it being understood that the Second Priority Collateral Trustees shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Second Priority Collateral Trustees have or are deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral.

ARTICLE VIII

RELEASE OF COLLATERAL

SECTION 8.01. Partial Release of Collateral.  (a)  Notwithstanding anything to the contrary herein, the First Priority Collateral Trustees are authorized to and shall, at the request and expense of the Borrower and without the consent of or notice to the Second Priority Collateral Trustees, the Second Priority Representatives or any Second Priority Secured Holder, release any Collateral from any of the liens created by any of the First Priority Collateral Documents to the extent permitted in accordance with the terms of the First Priority Collateral Trust Agreement, whereupon such Collateral shall automatically be released from the Second Priority Collateral Estate, except to the extent that such release would have the effect of releasing all or substantially all of the Collateral from the Second Priority Collateral Estate.

(b)           Any Grantor may, from time to time so long as no Second Priority Collateral Trust Agreement Default shall have occurred and be continuing, request the release of the lien and security interest of the Second Priority Collateral Documents in any portion of the Collateral of such Grantor proposed to be released or sold or otherwise disposed of by such Grantor to any other Person, upon notice to the Second Priority Collateral Trustees from an Authorized Officer of the Borrower (a “Notice of Partial Release”), which Notice of Partial Release shall be delivered to the other Grantors, the Second Priority Collateral Trustees and the Second Priority Representatives at least twenty Business Days prior to the date of the proposed release, sale or other disposition of such Collateral (unless a shorter period of time is acceptable to the Second Priority Collateral Trustees and the Required Second Priority Representative(s)) and shall

(i)            specify the Collateral to be so released, sold or otherwise disposed of and the proposed date of such sale or other disposition, and

(ii)           certify that the release, sale or other disposition of such Collateral is in compliance with the terms of the Applicable Agreements, and the Grantors are not, and after giving effect to such release, would not be, in default under the Applicable Agreements.

If a Notice of Partial Release is delivered to the Second Priority Collateral Trustees in accordance with the immediately preceding sentence and (a) the Required Second Priority Representative(s), shall not have objected in writing thereto prior to the date of the proposed sale or other disposition of such Collateral or (b) in the case of any other release of such Collateral, the Required Second Priority Secured Holders shall have consented to such release pursuant to the terms of the Applicable Agreement, the security interest in such Collateral shall automatically, without further action, be released and the Second Priority Collateral Trustees shall execute and deliver to the Grantors, on the date of the proposed release (or as promptly thereafter as possible), a release or releases (including, without limitation, Uniform Commercial Code release statements and instruments of satisfaction, discharge and/or reconveyance) in recordable form as to the Collateral specified in such Notice of Partial Release from the liens, security interests, conveyances and assignments evidenced by the Second Priority Collateral Documents, which release shall state that it is effective as of the date of such disposition; provided, however, that any release, in one transaction or a series of related transactions, of the lien and security interest of the Second Priority Collateral Documents in all or substantially all of the Collateral will require the consent of the Required Second Priority Secured Holders; provided, further, that, if prior to the time that the Second Priority Collateral Trustees deliver a release pursuant to this Section 8.01(b), the Second Priority Collateral Trustees shall have received either (A) a Second Priority Collateral Trust Agreement Default Notice that shall not have been withdrawn prior to such time and the Required Second Priority Representative(s) shall have directed the Second Priority Collateral Trustees either not to deliver such a release or not to deliver releases generally or (B) a written objection from the Required Second Priority Representative(s) stating that such release, sale or other disposition is not permitted under the Applicable Agreement, then, in either case, the Second Priority Collateral Trustees shall so notify the Grantors and shall not sign any release or releases in connection with such disposition.

(c)           If, at any time the Second Priority Collateral Trustees shall receive a written notice from an Authorized Officer of the Borrower, (i) stating that any promissory note or other similar or related instrument evidencing obligations payable to such Grantor and included in the Collateral has been paid in full in accordance with its terms (or will be so paid concurrently with the surrender thereof), and (ii) identifying such note or other instrument in reasonable detail (including, without limitation, by its date of issuance, the name of its payee and the principal amount thereof), then the Second Priority Collateral Trustees shall promptly deliver a copy of each such notice to the other Grantors, each Second Priority Representative and, unless the Required Second Priority Representative(s) shall have disputed the accuracy of such notice within ten Business Days of the delivery of such notice, the Controlling Collateral Trustees shall promptly deliver such note or other instrument to the Borrower, and promptly execute and deliver a release or releases (including, without limitation, Uniform Commercial Code release statements) in recordable form as to any such note or other instrument from the liens, security interests, conveyances and assignments evidenced by the Second Priority Collateral Documents, which release shall state that it is effective as of the date of its delivery.

SECTION 8.02. Full Release of Collateral upon Satisfaction of Certain Second Priority Secured Obligations.  (a)  The Second Priority Collateral Trustees shall promptly release, in accordance with Section 8.03, all the Collateral upon the latest of the (i) cash payment in full of all Second Priority Secured Obligations arising under the Senior Note Indenture, the Senior Notes,  the Other Indenture Debt Agreements and each other agreement or instrument delivered by the Grantors pursuant thereto, and (ii) termination of the Senior Note Indenture.

(b)           In furtherance of the undertaking set forth above in Section 8.02(a), the Second Priority Collateral Trustees shall, upon the request of the Grantors accompanied by a certificate of an Authorized Officer of each Grantor, upon which the Second Priority Collateral Trustees may conclusively rely without independent verification, to the effect that all Second Priority Secured Obligations under the Second Priority Secured Agreements referred to in clause (i) of the preceding subsection (a) have been, or will, concurrently with the release of the Collateral be, paid in full in cash (and if such Second Priority Secured Obligations have not previously been so paid, describing the source(s) of funds for such repayment), deliver a notice by registered mail to each of the Second Priority Representatives containing the following:

(i)            a statement as to the total amount of moneys in the Second Priority Collateral Account and any account which has been established at the request of any Second Priority Representative pursuant to Section 5.02; and

(ii)           a statement that the Second Priority Collateral Trustees will release such Collateral only upon receipt from the Second Priority Representatives of instructions to do so.

If the Second Priority Collateral Trustees receive a direction from the Second Priority Representatives to so release such Collateral (and the Second Priority Collateral Trustees shall not have received any notice that a Second Priority Collateral Trust Agreement Default has occurred or is continuing), then the Second Priority Collateral Trustees shall release all the Collateral from the security interest in their favor and deliver to the Grantors all Collateral in the possession of the Second Priority Collateral Trustees as specified in such instruction; provided, however, that the Grantors shall have made adequate provision for the expenses of the Second Priority Collateral Trustees associated with such release of Collateral and all other expenses of, or payable to, the Second Priority Collateral Trustees hereunder.  If the Second Priority Collateral Trustees shall not have received an instruction so to release such Collateral (or shall have received a Second Priority Collateral Trust Agreement Default Notice which has not been withdrawn), the Second Priority Collateral Trustees shall not release the Collateral unless and until the Second Priority Representatives or a court of competent jurisdiction so directs the Second Priority Collateral Trustees pursuant to a final, non-appealable judgment (including a judgment that becomes non-appealable by reason of expiration of any period of time limiting the right to appeal therefrom).

SECTION 8.03. Effect of Release of Collateral.  Upon the effectiveness of the release of the Collateral pursuant to Section 8.02, all right, title and interest of the Second Priority Collateral Trustees and the Second Priority Representatives on behalf of the Second Priority Secured Holders in, to and under the Second Priority Collateral Trust Estate, the Collateral and the Second Priority Collateral Documents shall terminate and shall revert to the Grantors and their successors and assigns, and the estate, right, title and interest of the Second Priority Collateral Trustees therein shall thereupon cease; and in such case, upon the written request of the Grantors, their successors or assigns, and at the cost and expense of the Grantors, their successors or assigns, the Second Priority Collateral Trustees shall promptly execute and deliver a satisfaction of the Second Priority Collateral Documents and such instruments as are necessary or desirable to terminate and remove of record any documents constituting public notice of the Second Priority Collateral Documents and the security interests granted thereunder and shall transfer, or cause to be transferred, and shall deliver or cause to be delivered to the Grantors, all property, including all moneys, instruments and securities of the Grantors then held by the Second Priority Collateral Trustees.  The cancellation and satisfaction of the Second Priority Collateral Documents shall be without prejudice to the rights of the Second Priority Collateral Trustees or any successor trustee or trustees to charge and be reimbursed for any expenditures which they may thereafter incur in connection therewith.

ARTICLE IX

RELATIVE PRIORITIES OF LIENS IN COLLATERAL

SECTION 9.01.  Relative Priorities of Security Interests and Liens.  (a) By its acceptance of the benefits hereof and of the other Second Priority Collateral Documents, each of the Second Priority Collateral Trustees, on behalf of themselves and each Second Priority Representative and each Second Priority Secured Holder (i) acknowledges and agrees that each Grantor has granted a security interest in the Collateral owned by it under the First Priority Collateral Documents to the First Priority Collateral Trustees, for the benefit of the First Priority Representatives and the First Priority Secured Holders, to secure the First Priority Secured Obligations and that such security interest is prior in all respects to the security interests in the Collateral granted to the Second Priority Collateral Trustees, for the benefit of the Second Priority Representatives and the Second Priority Secured Holders, under the Second Priority Collateral Documents, (ii) agrees that neither the Second Priority Representatives, the Second Priority Collateral Trustees nor any Second Priority Secured Holder shall have any claim to or in respect of Collateral that is subject to the security interests granted under the First Priority Collateral Documents, or any proceeds of or realization on such Collateral, on a parity with or prior to the claim of the First Priority Secured Obligations and (iii) subject to Section 9.01(b), agrees that notwithstanding such security interest and any rights of the Second Priority Representatives, the Second Priority Collateral Trustees and the Second Priority Secured Holders under the Second Priority Collateral Documents or otherwise, so long as (1) any First Priority Secured Obligations are secured by a Lien under the First Priority Collateral Documents and (2) the applicable Collateral is subject to the security interests granted under the First Priority Collateral Documents, none of the Second Priority Representatives, the Second Priority Collateral Trustees nor any Second Priority Secured Holder shall have any right or claim in respect of the exercise of rights and remedies of the First Priority Collateral Trustees, First Priority Representatives and the First Priority Secured Holders, whether under the First Priority Collateral Documents or otherwise, in respect of the Collateral, nor shall the First Priority Collateral Trustees, the First Priority Representatives or the First Priority Secured Holders have any obligation regarding any such exercise or any other obligation or duty in respect of the interests of the Second Priority Representatives, the Second Priority Collateral Trustees or the Senior Secured Note Holders.

(b)           Notwithstanding anything to the contrary in this Agreement, if (i) no Existing First Priority Secured Obligations are outstanding and less than $100 million of Eligible Debt is outstanding and held by a non-Affiliate of the Borrower, (ii) the Second Priority Collateral Trustees have provided the Controlling Collateral Trustees with a Second Priority Collateral Trust Agreement Default Notice that has not been withdrawn pursuant to Section 4.01(b) and (iii) the Controlling Collateral Trustees have failed to commence the exercise of remedies with respect to or in connection with the Collateral for a period of 120 days following receipt of such Second Priority Collateral Trust Agreement Default Notice, the Second Priority Collateral Trustees shall be entitled to commence the exercise of remedies with respect to or in connection with the Collateral; provided that if pursuant to the terms of this Section 9.01(b) the Second Priority Collateral Trustees hold cash proceeds from the sale or other disposition of the Collateral and until Payment in Full of all First Priority Secured Obligations, the Second Priority

Collateral Trustees shall turn over any such proceeds to the First Priority Collateral Trustees for application as set forth in the First Priority Collateral Documents.

SECTION 9.02.  Rights in Collateral.  (a)  The parties hereto agree that, after the date hereof and for so long as any First Priority Secured Obligations are outstanding, in no event shall the Second Priority Representatives, the Second Priority Collateral Trustees or any Second Priority Secured Holder have a Lien on or security interest in any Collateral that is not subject to the first priority lien of the First Priority Collateral Trustees created under the First Priority Collateral Documents with respect to such Collateral. Notwithstanding (i) anything to the contrary contained in any Second Priority Collateral Document and irrespective of the time, order or method of attachment or perfection of the security interests created by the First Priority Collateral Documents or the Second Priority Collateral Documents, (ii) anything contained in any filing or agreement to which the First Priority Representatives, First Priority Collateral Trustees, any First Priority Secured Holders, any Second Priority Secured Holder or any other party hereto may be a party and (iii) the rules for determining priority under the Uniform Commercial Code or any other law governing the relative priorities of secured creditors, any security interest in any Collateral pursuant to the First Priority Collateral Documents has and shall have priority over any security interest in such Collateral pursuant to the Second Priority Collateral Documents.

(b)           Subject to Section 9.01(b), whether or not any bankruptcy proceeding or similar event or proceeding has been commenced by or against any Grantor, (i) the Second Priority Collateral Trustees will not (A) exercise or seek to exercise any rights or exercise any remedies with respect to any Collateral that is subject to the security interests granted under the First Priority Collateral Documents, (B) institute any action or proceeding with respect to such rights or remedies, including without limitation, any action of foreclosure, (C) contest, protest or object to any foreclosure proceeding or action brought by the First Priority Collateral Trustees or any other exercise by the First Priority Collateral Trustees of any rights and remedies under any First Priority Collateral Documents relating to the Collateral that is subject to the security interests granted under the First Priority Collateral Documents, (D) object to the forbearance by the First Priority Collateral Trustees to the bringing or pursuing of any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral that is subject to the security interests granted under the First Priority Collateral Documents, (E) take or receive from the Grantors or any of their Subsidiaries, directly or indirectly, in cash or other property or by set off or in any other manner, the Collateral or any part thereof or proceeds therefrom in satisfaction of the Second Priority Secured Obligations or (F) take or permit any action prejudicial to or inconsistent with the priority position of the Lien on the Collateral to secure the First Priority Secured Obligations over the Lien on the Collateral to secure the Second Priority Secured Obligations and (ii) the First Priority Collateral Trustees shall have the exclusive right to enforce rights and exercise remedies with respect to the Collateral that is subject to the security interests granted under the First Priority Collateral Documents; provided that this Section 9.02(b) shall not impair the Second Priority Collateral Trustees in otherwise taking any action deemed proper by it to preserve the rights of the Second Priority Representatives and the Second Priority Secured Holders under the Second Priority Collateral Documents (including by way of filing proof of claim or otherwise).

(c)           In exercising rights and remedies with respect to the Collateral, the Controlling Collateral Trustees may enforce the provisions of the First Priority Collateral Documents and exercise remedies thereunder, all in such order and in such manner as it may determine in the exercise of its sole and exclusive discretion (as between the Controlling Collateral Trustees and the First Priority Representatives and First Priority Secured Holders, on the one hand, and the Second Priority Collateral Trustees and the Second Priority Secured Holders and Second Priority Secured Holders, on the other hand), including, without limitation, (i) the exercise of all rights and remedies in respect of the Collateral and/or the First Priority Secured Obligations, (ii) the enforcement or forbearance from enforcement of any Lien in respect of the Collateral (subject to Section 9.01(b)), (iii) the release, with or without consideration, of the Collateral from the Liens of the First Priority Collateral Documents, (iv) the exercise of rights and powers of a holder of shares of stock included in the Collateral under the First Priority Collateral Documents, (v) the acceptance of the Collateral in full or partial satisfaction of the First Priority Secured Obligations and (vi) the exercise of all rights and remedies of a secured lender under the Uniform Commercial Code or any similar Law of any applicable jurisdiction.

(d)           If, after the occurrence and during the continuance of an First Priority Agreement Default, the Controlling Collateral Trustees release their Lien in any part or all of the Collateral in connection with (i) the sale, transfer or other disposition thereof or (ii) the collection, or otherwise for the application, of the proceeds thereof to the First Priority Secured Obligations, in each case with respect to clauses (i) and (ii) in accordance with the First Priority Collateral Documents, then, simultaneously with such release, the Lien and security interest created pursuant to the Second Priority Collateral Documents in such Collateral shall be automatically released, and upon any such release the Second Priority Collateral Trustees shall, with respect to the Second Priority Collateral Documents, execute or cause to be executed such release documents and instruments and shall take such further actions as the Controlling Collateral Trustees shall request. The Second Priority Collateral Trustees, for themselves and on behalf of the Second Priority Representatives and the Second Priority Secured Holder, hereby irrevocably constitute and appoint the First Priority Collateral Trustees and any officer or agent of the First Priority Collateral Trustees, with full power of substitution, as their true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Second Priority Collateral Trustees, for themselves and on behalf of the Second Priority Representatives and the Second Priority Secured Holders, and in the name of the Second Priority Collateral Trustees, for themselves and on behalf of the Second Priority Representatives and the Second Priority Secured Holders, or in the First Priority Collateral Trustees’ own name, from time to time in the First Priority Collateral Trustees’ discretion, for the purpose of carrying out the terms of this paragraph, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this paragraph, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer or release.  Any action taken in accordance with the first sentence of this Section 9.02(d) shall be effective notwithstanding the cessation of any First Priority Agreement Default.  Notwithstanding any such release by the Second Priority Collateral Trustees as contemplated in this Section 9.02(d), it is understood that the Lien of the Second Priority Collateral Trustees in any proceeds realized from such sale, transfer or other disposition shall, subject to the terms of this Agreement and the other Second Priority Collateral Documents, continue (unless such proceeds are applied to the payment of First Priority Secured Obligations)

and, following Payment in Full of the First Priority Secured Obligations, any proceeds remaining from any such sale, transfer, other disposition or collection shall, unless otherwise required by applicable Law, be made available (and the Grantors hereby agree to take any and all actions requested by the Required Second Priority Representative(s) necessary to make such proceeds available) to the Second Priority Collateral Trustees for application against the Second Priority Secured Obligations pursuant to the terms of this Agreement.

SECTION 9.03.  Obligations Unconditional.  The Second Priority Collateral Trustees acknowledge and agree on behalf of the Second Priority Representatives and the Second Priority Secured Holders to the relative priority as to the Collateral and the application of the proceeds therefrom as provided herein and acknowledge and agree that such priorities and the application of the proceeds from the Collateral shall not be affected or impaired in any manner whatsoever including, without limitation, on account of:

(a)           any lack of validity or enforceability of any First Priority Secured Agreement or any Second Priority Secured Agreement;

(b)           any change in the time, manner or place of payment of, or in any other term of, all or any of the First Priority Secured Obligations, the Second Priority Secured Obligations, or any amendment or waiver or other modification, whether by course of conduct or otherwise, of the terms of any First Priority Secured Agreement, the Senior Note Indenture, or any other Second Priority Secured Agreement;

(c)           any exchange, release or nonperfection of any security interest in any Collateral, or any release, amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Priority Secured Obligations, Second Priority Secured Obligations or any guarantee thereof;

(d)           the actual date and time of execution delivery, recording, filing or perfection of any security interests created in the Collateral;

(e)           the commencement of any bankruptcy or similar proceeding in respect of any Grantor; or

(f)            any other circumstances (except payment or discharge in full) which otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of the First Priority Secured Obligations, the Second Priority Secured Obligations or of the Second Priority Collateral Trustees in respect of this Agreement.

SECTION 9.04.  Waiver of Claims.  To the maximum extent permitted by law, the Second Priority Collateral Trustees, for themselves and each Second Priority Representative and each Second Priority Secured Holder, waive any claim they might have against the First Priority Collateral Trustees, the First Priority Representatives or the First Priority Secured Holders with respect to, or arising out of, any action or failure to act or any error of judgment or negligence on the part of the First Priority Collateral Trustees, the First Priority Representatives, the First Priority Secured Holders or their respective directors, officers, employees or agents with respect to any exercise of rights or remedies under the First Priority Collateral Documents or any transaction relating to the Collateral. Neither the First Priority Collateral Trustees, any First

Priority Representative, any First Priority Secured Holder nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so, except to the extent arising out of the gross negligence or willful misconduct of the First Priority Collateral Trustees, any First Priority Representative, any First Priority Secured Holders or such other Person, or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor, the Second Priority Collateral Trustees, any Second Priority Representative, any Second Priority Secured Holder or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

SECTION 9.05.  Agreement by the Grantors.  (a)   Each Grantor hereby agrees that it will not, and will not permit any of its Subsidiaries to take any action in contravention of the provisions of this Agreement.

(b)           So long as the Second Priority Secured Obligations are still outstanding and the Second Priority Collateral Documents are still in effect, if at any time the Collateral has been sold or otherwise disposed of (whether pursuant to the exercise of remedies by the First Priority Collateral Trustees or otherwise) and the First Priority Collateral Trustees hold cash proceeds remaining after application as set forth in clause THIRD of Section 5.01(a) of the First Priority Collateral Trust Agreement, each Grantor by its signature to this Agreement irrevocably instructs the First Priority Collateral Trustees to turn over any such remaining proceeds to the Second Priority Collateral Trustees for application as set forth in the Second Priority Collateral Trust Agreement upon the sale or disposition of the Collateral as set forth in this Section 9.05(b).

(c)           At any time that there are no First Priority Secured Obligations secured by a Lien under the First Priority Collateral Documents, if at such time the First Priority Collateral Trustees continue to hold any certificates representing shares of stock or instruments of indebtedness included in the Collateral or any other item of Collateral, each Grantor shall, as of the date of this Agreement, instruct the First Priority Collateral Trustees to turn over such certificates, instruments and other items of Collateral directly to Second Priority Collateral Trustees to be held by them under the Second Priority Collateral Documents upon the occurrence of the events and circumstances set forth in this Section 9.05.  In no event shall the Second Priority Collateral Trustees have any liability for the First Priority Collateral Trustees’ failure to follow the instructions or directions of the Grantors pursuant to this Section 9.05(c).

SECTION 9.06.  No Warranties, Etc.  (a)   The Second Priority Collateral Trustees acknowledge and agree that (i) none of the First Priority Collateral Trustees, the First Priority Representatives or the First Priority Secured Holders have made any representation or warranty herein or in the other Second Priority Collateral Documents with respect to the validity, legality, completeness, collectibility or enforceability of the First Priority Secured Agreements and (ii) the First Priority Collateral Trustees may manage the Liens of the First Priority Secured Holders in the Collateral without regard to any rights or interests that the Second Priority Collateral Trustees, the Second Priority Representatives or the other Second Priority Secured Holders may have in the Collateral.

(b)           Waiver of Marshalling and Similar Rights.  The Second Priority Collateral Trustees for themselves and on behalf of the Second Priority Representatives and Second

Priority Secured Holders agree not to assert and hereby waive, to the fullest extent permitted by applicable Law, any right to demand, request, plead or otherwise assert, or otherwise claim the benefit of, any marshalling, appraisement, valuation or other similar rights a junior secured creditor may have under applicable Law.

(c)           Waiver of Requirements.  The Second Priority Collateral Trustees hereby waive promptness, diligence, notice of acceptance and any other notice with respect to this Agreement and any requirement that the First Priority Collateral Trustees, the First Priority Representatives or the First Priority Secured Holders protect, secure, perfect or insure (i) any Lien under the First Priority Collateral Documents or otherwise, (ii) any Collateral or (iii) any other property subject thereto or exhaust any right or take any action against the Grantors, or any of their Subsidiaries or any other Person or any Collateral or any other collateral.

(d)   No Liability of First Priority Collateral Trustees.  This Agreement shall not create any agency relationship between the First Priority Collateral Trustees and the Second Priority Collateral Trustees, the Second Priority Representatives and/or the Second Priority Secured Holders.  The First Priority Collateral Trustees, their officers, directors, employees and agents shall not be responsible, directly or indirectly, to the Second Priority Collateral Trustees, the Second Priority Representatives and/or the Second Priority Secured Holders for any action taken or omitted by the First Priority Collateral Trustees hereunder, or under the First Priority Secured Agreements or otherwise, nor shall they be liable or responsible for any loss, cost or expense suffered or incurred by the Second Priority Collateral Trustees, the Second Priority Representatives and/or the Second Priority Secured Holders, other than any such loss, cost or expense found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the First Priority Collateral Trustees, their officers, directors, employees or agents.  Without limiting the generality of the foregoing, the First Priority Collateral Trustees, their officers, directors, employees and agents make no representation or warranty herein and shall not be deemed to have made any representation and warranty herein:  (i) as to the accuracy, validity, legality or enforceability of the First Priority Secured Agreements, the Second Priority Secured Agreements or any report, certificate, instrument or agreement delivered pursuant hereto or thereto or (ii) as to the validity, sufficiency, perfection or value of the Collateral.

SECTION 9.07.  Reinstatement of First Priority Secured Obligations.  The First Priority Secured Obligations owed to each First Priority Secured Holder under the First Priority Collateral Documents shall continue to be effective, or to be reinstated, as the case may be, as to any payment in respect of any First Priority Secured Obligation that is rescinded or must otherwise be returned by an First Priority Secured Holder upon the occurrence or as a result of applicable provisions of the Bankruptcy Code, all as though such payment has not been made.

SECTION 9.08.  Sharing Arrangements.  (a)  The Second Priority Collateral Trustees for themselves and on behalf of the Second Priority Representatives and Second Priority Secured Holders hereby agree that the provisions of the First Priority Collateral Documents with respect to allocations and distributions of proceeds of the Collateral shall prevail notwithstanding any event or circumstance, including, without limitation, in the event that, through the operation of any bankruptcy, reorganization, insolvency or other laws or otherwise, any of the Liens of the First Priority Secured Holders in the Collateral is avoided in whole or in part for any reason or is enforced with respect to some, but not all, of the First Priority Secured Obligations then outstanding.

(b)           The Second Priority Collateral Trustees, the Second Priority Representatives and the Second Priority Secured Holders agree that they shall not be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with the First Priority Collateral Documents, whether by preference or otherwise, it being understood and agreed that the benefit of any such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in the First Priority Collateral Documents.

(c)           In the event that any payment or distribution shall be received by the Second Priority Collateral Trustees in a manner that is inconsistent with the provisions of Article V of the First Priority Collateral Trust Agreement, such payment or distribution shall be held by the Second Priority Collateral Trustees for the benefit of, and shall be paid over or delivered to, the First Priority Collateral Trustees for application in accordance with the First Priority Collateral Trust Agreement.

(d)           If the Second Priority Collateral Trustees shall acquire by indemnification, subrogation or otherwise (including pursuant to the Second Priority Collateral Documents), any lien, estate, right or other interest in, or possession or control of, any of the assets of any Grantor that would otherwise constitute Collateral, that lien, estate, right or other interest shall be subject to the relative priorities set forth herein.

SECTION 9.09.  First Priority Collateral Trustees as Bailee.  Subject to Section 9.06(c) hereof and Section 6.06 of the First Priority Collateral Trust Agreement, the First Priority Collateral Trustees acknowledge that, to the extent that the Collateral under the First Priority Collateral Documents includes items (such as stock certificates, instruments, cash or security entitlement) which are held in the possession of (or in the case of cash or a security entitlement under the control of) the First Priority Collateral Trustees, or a third party on their behalf, pursuant to the First Priority Collateral Documents, the First Priority Collateral Trustees are also holding such items in their possession (or under their control) as bailee of the Second Priority Collateral Trustees solely for purposes of perfecting the security interest of the Second Priority Collateral Trustees in such items; provided that nothing in this Section 9.09 shall require the First Priority Collateral Trustees to deliver any Collateral to the Second Priority Collateral Trustees so long as the First Priority Secured Obligations are still outstanding.  Pursuant to Section 9.05(c), after Payment in Full of the First Priority Secured Obligations, the Grantors shall instruct the First Priority Collateral Trustees to deliver to the Second Priority Collateral Trustees all of the aforesaid items in the possession of the First Priority Collateral Trustees at such time.

ARTICLE X

MISCELLANEOUS

SECTION 10.01. Amendments, Supplements and Waivers.  (a)  With the written consent of the Required Second Priority Representative(s) and the Second Priority Corporate Trustee, the Grantors may, from time to time, enter into written agreements supplemental hereto for the purpose of adding to or waiving any provision of this Agreement or any other Second Priority Collateral Document or changing in any manner the rights of the Second Priority Collateral Trustees, the Second Priority Representatives, the Second Priority Secured Holders and the Grantors hereunder or thereunder; provided that

(i)            no such amendment, waiver or consent shall, unless the approval of all the Second Priority Representatives existing at such time shall have been obtained, amend, waive or otherwise modify any provision of Sections 5.01, 8.01, 8.02 and 9.01 or amend or otherwise modify the definitions of “Required Second Priority Representative(s)”, “Second Priority Secured Agreements”, “Second Priority Secured Holders”, “Second Priority Secured Obligations” or “Second Priority Collateral Trust Agreement Default” set forth in Section 1.01,

(ii)           no such amendment, waiver or consent shall amend, waive or otherwise modify this Agreement or any other Second Priority Collateral Document unless such amendment, waiver or consent complies with the amendment provisions (or other similar provisions) of the then outstanding Applicable Agreements,

(iii)          no such amendment, waiver or consent shall, unless in writing and signed by the Second Priority Individual Trustee, amend, waive or otherwise modify any provision of Section 7.10,

(iv)          any such supplemental agreement shall be binding upon the Grantors, the Second Priority Representatives, the Second Priority Secured Holders and the Second Priority Collateral Trustees and their respective successors,

(v)           the Second Priority Collateral Trustees shall not enter into any such supplemental agreement unless they shall have received a certificate of an Authorized Officer of each Grantor to the effect that such supplemental agreement will not result in a breach of any provision or covenant contained in the Applicable Agreement, and

(vi)          the Second Priority Collateral Trustees shall not enter into any such supplemental agreement unless they shall have received a certificate of the Required Second Priority Representative(s) to the effect that, upon receipt of the Second Priority Corporate Trustee’s written consent, this Section 9.01(a) has been complied with and an instruction letter requesting the Second Priority Corporate Trustee and Second Priority Individual Trustee to execute such supplemental agreement.

(b)           Notwithstanding the provisions of paragraph (a), (x) the Second Priority Collateral Trustees and the Grantors may, at any time and from time to time, without the consent of any Second Priority Representative or any Second Priority Secured Holder enter into additional Second Priority Collateral Documents or one or more agreements supplemental hereto or to any Second Priority Collateral Document, in form satisfactory to the Second Priority Collateral Trustees,

(i)            to add to the covenants of the Grantors for the benefit of the Second Priority Representatives or any Second Priority Secured Holder, or to surrender any right or power herein conferred upon the Grantors; or

(ii)           to mortgage, pledge or grant a security interest in favor of the Second Priority Collateral Trustees as additional security for the Second Priority Secured Obligations any property or assets which are required to be mortgaged or pledged, or in which a security interest is required to be granted, to the Second Priority Collateral Trustees pursuant to any Second Priority Collateral Document or otherwise;

(y)           the First Priority Collateral Trustees and the Grantors may, at any time and from time to time, without the consent of any Second Priority Representative or any Second Priority Secured Holder enter into amendments or other written agreements supplemental to any First Priority Collateral Document for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Priority Collateral Document or changing in any manner the rights of the Agent, the holders of the First Priority Secured Obligations or the Grantors thereunder.  Any amendment or waiver of, or any consent under, any provision of any First Priority Collateral Document (except to the extent that such amendment, waiver or consent, would have the effect of releasing all or substantially all of the Collateral from the Second Priority Collateral Estate) shall apply automatically to the comparable provision of the comparable Second Priority Collateral Document without the consent of or notice to any Second Priority Representative or any Second Priority Secured Holder and without any action by any Grantor or the Second Priority Collateral Trustees; provided that the Borrower has delivered to the Second Priority Collateral Trustees a certificate from an Authorized Officer stating that such amendment, waiver or consent does not have the effect of releasing all or substantially all of the Collateral from the Second Priority Collateral Estate. The Borrower shall promptly notify the Second Priority Collateral Trustees of any amendment or waiver of, or any consent under, any provision of any First Priority Collateral Document that applies automatically to the comparable provision of the comparable Second Priority Collateral Document, which notice shall include a copy of such amendment, waiver or consent, as applicable, provided that the failure to give such notice shall not affect the validity of such amendment or waiver of, or consent under, either the First Priority Collateral Documents or the First Priority Collateral Documents; and

(z)            the First Priority Collateral Trustees and the Grantors may, at any time and from time to time, without the consent of any Second Priority Representative or any Second Priority Secured Holder, enter into amendments or other written agreements supplemental to any First Priority Collateral Document for the purpose of granting to the First Priority Collateral Trustees a first priority security interest in additional assets of the Grantors to secure the First Priority Secured Obligations. Any such amendment or written agreements supplemental to any First Priority Collateral Document shall apply automatically to the comparable Second Priority Collateral Document without the consent of or notice to any Second Priority Representative or any Second Priority Secured Holder and without any action by any Grantor or the Second Priority Collateral Trustees, and the Second Priority Collateral Trustee shall automatically be granted a second priority security interest in such additional assets of the Grantors to secure the Second Priority Secured Obligations.

SECTION 10.02. Additional Actions of Second Priority Representatives.  Whether or not there shall be a Second Priority Collateral Trust Agreement Default, the Second Priority Collateral Trustees shall comply and shall be fully protected in complying with any reasonable request of (a) the Required Second Priority Representative(s), to take or refrain from taking certain actions with respect to the Collateral or the Second Priority Representatives, and (b) more than 50% of the Second Priority Secured Holders represented by any Second Priority Representative which has requested that an account be opened pursuant to Section 5.02, to take or refrain from taking certain actions with respect to such account, provided, in each case, that the Second Priority Collateral Trustees shall not take or refrain from taking such actions if to do so would violate applicable law or the terms of this Agreement, the other Second Priority Collateral Documents or the Applicable Agreements or if the Second Priority Collateral Trustees shall not be indemnified as provided in Section 6.06(b).

SECTION 10.03. Notices.  All notices, requests, demands and other communications provided for or permitted hereunder shall, unless otherwise stated herein, be in writing (including telex and telecopy communications) and shall be sent by mail (by registered or certified mail, return receipt requested), overnight prepaid courier, telex, telecopier or hand delivery:

(a)           If to the Grantors, to their addresses specified on the signature pages hereto or in any other Second Priority Collateral Document;

(b)           If to the Second Priority Corporate Trustee, at Sixth Street and Marquette Avenue, MAC N9303-120, Minneapolis, MN 55479, Attention: Jeffery T. Rose, or at such other address as shall be designated by it in a written notice to the Grantors and each Second Priority Representative, with a copy to the Second Priority Individual Trustee, at Sixth Street and Marquette Avenue, MAC N9303-120, Minneapolis, MN 55479, or at such other address as shall be designated by him in a written notice to the Grantors and each Second Priority Representative; provided that failure to send a copy of any notice to the Second Priority Individual Trustee shall not render any notice to the Second Priority Collateral Trustees ineffective; and

(c)           If to any Second Priority Representative, to it at the address specified from time to time in the list provided by the Grantors to the Second Priority Collateral Trustees pursuant to Section 6.02 with copies to whomever (other than the Grantors) is specified by the Grantors pursuant to Section 6.02 as a Person to whom notice must be sent under the Second Priority Secured Agreements, provided that in the case that no address is known for a Second Priority Representative, notice shall be given to it in the manner specified by the related Second Priority Secured Agreement, and, in the absence of any such specified means of giving notice, by such notice in the national edition of The Wall Street Journal or as the Second Priority Collateral Trustees shall determine to be reasonable.  For purposes of notice by publication, one notice is sufficient and shall be deemed made on the date of its publication.

All such notices, requests, demands and communications shall be deemed to have been duly given or made, (i) when delivered by hand, (ii) five Business Days after being deposited in the mail, postage prepaid, (iii) the next Business Day if delivered by an overnight prepaid courier, (iv) when telexed with answerback received, (v) when telecopied or (vi) when published in The Wall Street Journal or such other publication; provided, however, that any notice, request, demand or other communication to (1) the Second Priority Collateral Trustees or (2) any Second Priority Representative under Article V or Article VIII shall not be effective until received by the

Corporate Trustee or such Second Priority Representative, as the case may be, and, provided further that any notice to the Second Priority Collateral Trustees from any Grantor shall be signed by an Authorized Officer, unless otherwise specifically set forth herein.

SECTION 10.04. Headings.  Section, subsection and other headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

SECTION 10.05. Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10.06. Treatment of Payee or Indorsee by Trustees.  (a)  The Second Priority Collateral Trustees may treat the registered Second Priority Secured Holder of any registered note, and the payee or indorsee of any note or debenture which is not registered, as the absolute owner thereof for all purposes hereunder and shall not be affected by any notice to the contrary, whether such promissory note or debenture shall be past due or not.

(b)           Any person, firm, corporation or other entity which shall be designated as the duly authorized representative of one or more Second Priority Representatives to act as such in connection with any matters pertaining to this Agreement or any other Second Priority Collateral Document or the Collateral shall present to the Second Priority Collateral Trustees such documents, including, without limitation, opinions of counsel, as the Second Priority Collateral Trustees may reasonably require, in order to demonstrate to the Second Priority Collateral Trustees the authority of such person, firm, corporation or other entity to act as the representative of such Second Priority Representatives.

SECTION 10.07. Dealings with the Grantors.  Upon any application or demand by the Grantors to the Second Priority Collateral Trustees to take or permit any action under any of the provisions of this Agreement, each Grantor shall (unless otherwise waived by the Second Priority Collateral Trustees in writing) furnish to the Second Priority Collateral Trustees a certificate signed by an Authorized Officer stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or demand, no additional certificate need be furnished.

SECTION 10.08. Claims.  This Agreement is made for the benefit of the Second Priority Representatives on behalf of the Second Priority Secured Holders, and the Second Priority Representatives may from time to time enforce their rights as explicit beneficiaries hereunder pursuant to the terms and conditions of this Agreement and the other Second Priority Collateral Documents.

SECTION 10.09. Binding Effect.  This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and shall inure to the benefit of the Second Priority Representatives on behalf of the Second Priority Secured Holders and their respective successors and assigns and nothing herein or in any other Second Priority Collateral Document is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Agreement, any other Second Priority Collateral Document, the Collateral, the Second Priority Collateral Account or the Second Priority Collateral Trust Estate or any part thereof.

SECTION 10.10. Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except as otherwise required by mandatory provisions of law.

SECTION 10.11. Effectiveness.  This Agreement shall become effective on the execution and delivery hereof and shall remain in effect so long as the Second Priority Collateral Trustees shall have any obligations hereunder.

SECTION 10.12. Reexecution of Agreement.  This Agreement shall be reexecuted at any time and from time to time, at the request of the Required Second Priority Representative(s), with such changes in the form hereof (including, without limitation, changes on the cover page and adding supplemental signatures and notary statements) as may be necessary to comply with the filing or recording requirements of any jurisdiction where this Agreement is to be filed.

SECTION 10.13. Effect on Senior Note Indenture.  Nothing in this Agreement shall operate or be deemed to prevent any amendment, modification or waiver of the Senior Note Indenture or other Senior Note Indenture Agreement by the parties thereto in accordance with the terms thereof.

SECTION 10.14. Third-Party Beneficiaries.  The First Priority Collateral Trustees, the First Priority Representatives and the other First Priority Secured Holders are third-party beneficiaries to this Agreement and the other Second Priority Collateral Documents and may from time to time enforce their rights as explicit beneficiaries hereunder pursuant to the terms and conditions of this Agreement and the other Second Priority Collateral Documents.

SECTION 10.15. Counterparts.  This Agreement may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

Second Priority Corporate Trustee:	WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Second Priority Corporate Trustee

By:
Title:

Second Priority Individual Trustee:
Jeffery T. Rose, not in his individual capacity, but solely as Second Priority Individual Trustee

Grantors:	THE AES CORPORATION,
a Delaware corporation

By:
Title:

Address:

1001 North 19th Street
Arlington, VA 22209

AES INTERNATIONAL HOLDINGS II, LTD.,
a British Virgin Islands company

By:
Title:

Address:

Citco Building, Wickhams Cay,
P.O. Box 662, Road Town,
Tortola,
British Virgin Islands

ACKNOWLEDGED AND AGREED ON THE DATE HEREOF:

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,

By:
Title:

WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Existing Corporate Trustee

By:
Title:

BRUCE L. BISSON, not in his individual capacity, but solely as Existing Individual Trustee

By:
Title:

Schedule I

to the Second Priority

Collateral Trust Agreement

FEE SCHEDULE

Attached.

Schedule II

to the Second Priority

Collateral Trust Agreement

THE AES CORPORATION NON-PLEDGED SUBSIDIARIES

Non-Pledged Subsidiary	Jurisdiction of Incorporation
AES (India) Private Limited	India
AES Americas, Inc.	Delaware
AES Andes Energy, Inc.	Delaware
AES Andes, Inc.	Delaware
AES Angel Falls, L.L.C.	Delaware
AES Appalachia, L.L.C.	Delaware
AES Aquila, Inc.	Delaware
AES Argener I, LLC	Delaware
AES Argener II, LLC	Delaware
AES Atlantic, Inc.	Delaware
AES Aurora, Inc.	Delaware
AES Baja Norte I, Inc.	Delaware
AES Baja Norte II, Inc.	Delaware
AES Big Sky, L.L.C.	Delaware
AES Bolivar, L.L.C.	Delaware
AES Brasil Energia, Inc.	Delaware
AES Brazil, Inc.	Delaware
AES BVI Holdings I, Inc.	Delaware
AES BVI Holdings II, Inc.	Delaware
AES Calgary, Inc.	Delaware
AES Canada, Inc.	Delaware
AES Caribbean Services, Inc.	Delaware
AES Cartagena Holdings BV	Netherlands
AES Central America Power Ventures, Ltd.	Cayman
AES Chesapeake, Inc.	Delaware

Non-Pledged Subsidiary	Jurisdiction of Incorporation
AES Colombia I, Inc.	Delaware
AES Communications Latin America, Inc.	Delaware
AES Constructors, Inc.	Delaware
AES Coral, Inc.	Delaware
AES Desert Power, L.L.C.	Delaware
AES Development de Argentina S.A.	Argentina
AES Direct, Inc.	Delaware
AES Dominican Holdings, Inc.	Delaware
AES Drax Financing II, Inc.	Delaware
AES Drax Financing, Inc.	Delaware
AES Drax IBC Limited	Guernsey
AES Edelap Funding Corporation, L.L.C.	Delaware
AES El Dorado, Inc.	Delaware
AES Emma, L.L.C.	Delaware
AES Endeavor, Inc.	Delaware
AES Energy Mexico, Inc.	Delaware
AES Enterprise, Inc.	Delaware
AES Finance and Development, Inc.	Delaware
AES Generation Holdings, LLC	Delaware
AES Georgia Gas GP, L.L.C.	Delaware
AES Global Insurance Company	Vermont
AES Global Power Finance, Inc.	Delaware
AES GPH Holdings, Inc.	Delaware
AES Great Plains, Inc.	Delaware
AES Greystone Holdings, L.L.C.	Delaware
AES Hoytdale, L.L.C.	Delaware
AES Huntington Beach Development, Inc.	Delaware
AES India, L.L.C.	Delaware
AES Indiana Holdings, L.L.C.	Delaware
AES International Holdings II, Ltd.	British Virgin Islands

Non-Pledged Subsidiary	Jurisdiction of Incorporation
AES Intrepid, L.L.C.	Delaware
AES Intricity, Inc.	New Jersey
AES Japan, Inc.	Delaware
AES Korea, Inc.	Delaware
AES Lake Worth Holdings, L.L.C.	Delaware
AES Long Island Holdings, L.L.C.	Delaware
AES Los Mina Finance Company	Cayman
AES Medina Valley Cogen (No. 4), L.L.C.	Illinois
AES Mexico Development, S. de R.L. de C.V.	Mexico
AES Mohave Holdings, L.L.C.	Delaware
AES Mongol Services, Inc.	Delaware
AES Native Hollow, L.L.C.	Delaware
AES New Hampshire Biomass, Inc.	New Hampshire
AES Oasis Energy, Inc.	Delaware
AES Oasis Finco, Inc.	Delaware
AES Oasis Holdco, Inc.	Delaware
AES Oasis Private Ltd.	Singapore
AES Oman Holdings, Ltd	Cayman
AES Orient, Inc.	Delaware
AES Orissa Distribution Private Limited	India
AES Pacific Procurement Company, L.L.C.	Delaware
AES Pacific, Inc.	Delaware
AES Pakistan (Pvt) Ltd.	Pakistan
AES Pakistan Operations, Ltd.	Delaware
AES Parana Generation Holdings, Ltd.	Cayman
AES Parana II Limited Partnership	Cayman
AES Pecan Grove II, L.L.C.	Delaware
AES Pecan Grove, L.L.C.	Delaware
AES Petty’s Island, L.L.C.	Delaware
AES Phoenix Ltd.	Hungary

Non-Pledged Subsidiary	Jurisdiction of Incorporation
AES PJM, Inc.	Delaware
AES Power, Inc.	Delaware
AES Puerto Rico Services, Inc.	Delaware
AES Pumped Storage Arkansas, L.L.C.	Delaware
AES Redfish, Inc.	Delaware
AES Sao Paulo, Inc.	Delaware
AES Services, Inc.	Delaware
AES Silk Road Cayman Ltd	Cayman
AES Silk Road, Inc.	Delaware
AES Songas Holdings, Ltd	Cayman
AES South City, L.L.C.	Delaware
AES Southington Holdings, Inc.	Delaware
AES Taiwan, Inc.	Delaware
AES Telecom Americas, Inc.	Delaware
AES Telecom Development, L.L.C.	Delaware
AES Terneuzen Engineering BV	The Netherlands
AES Tiete Holdings, Ltd.	Cayman
AES Transgas, LLC	Delaware
AES Transpower Australia Pty Ltd.	Australia
AES Transpower Private Ltd.	Singapore
AES Transpower, Inc.	Delaware
AES UK Power Holdings Limited	United Kingdom
AES UK Power, L.L.C.	Delaware
AES Whitefield, Inc.	New Hampshire
AES-Zemplen Ltd.	Hungary
Cilcorp, Inc.	Illinois
Dominican Power Metering, Ltd.	Cayman
GeoUtilities, Inc.	Delaware
La Plata II, Inc.	Delaware
La Plata III, Inc.	Delaware

Non-Pledged Subsidiary	Jurisdiction of Incorporation
LW Generation Corporation	Delaware
SFS Corporation	New Hampshire
Star Natural Gas Company	Delaware
Thermo Ecotek International Holdings Inc.	Cayman
Thermo Fuels Company, Inc.	California
ThinkAES, Inc.	Delaware
Totem Gas Storage Company, LLC	Colorado
Totem Power, LLC	Colorado
Transmission Management Services, L.L.C.	Delaware
West County Generation, LLC	Delaware

AES INTERNATIONAL HOLDINGS II, LTD. NON-PLEDGED SUBSIDIARIES

Non-Pledged Subsidiary	Jurisdiction of Incorporation
AES Argentina Operations, Ltd.	Cayman
AES Bandeirante, Ltd.	Cayman
AES Caracoles I	Cayman
AES Caracoles II	Cayman
AES Cayman Guaiba, Ltd.	Cayman
AES Cayman Pampas, Ltd.	Cayman
AES Cholita, Ltd.	Cayman
AES Communications, Ltd.	Cayman
AES Condor, Ltd.	Cayman
AES Costa Rica Hydroelectrica, Ltd.	Cayman
AES Infoenergy Ltda	Brazil
AES Intercon II, Ltd.	Cayman
AES Intercon, Ltd.	Cayman
AES Interenergy, Ltd.	Cayman
AES Inti Raymi, Ltd.	Cayman
AES Merida Management Services S. de R.L. de C.V.	Mexico
AES Network	Cayman
AES Pak Gen Holdings, Inc.	Mauritius
AES Pak Holdings, Ltd.	British Virgin Islands
AES Pakistan Holdings	Mauritius
AES Parana IHC, Ltd.	Cayman
AES Peru S.R.L.	Peru
AES Santa Ana, Ltd.	Cayman
AES Santa Branca, Ltd.	Cayman
AES Servicios Electricos Limitada de Capital Variable	El Salvador
AES South Point, Ltd.	Cayman
AES Telecomunicaciones Salvadorenas Ltda de CV	El Salvador
AES Transpower, Inc.	Mauritius
AES Yucatan S.R.L. de C.V.	Mexico
CCS Telecarrier	Cayman
Delta Capex Investments	Cayman
Wildwood Funding, Ltd.	Cayman